Exhibit 4.1

PREFERRED STOCK RIGHTS AGREEMENT

Dated as of July 1, 2026

by and between

KARTOON STUDIOS, INC.

and

VSTOCK TRANSFER, LLC,

as Rights Agent,

TABLE OF CONTENTS

(continued)

Exhibits

Exhibit A:	Form of Certificate of Designation Designating the Series D Participating Preferred Stock
Exhibit B:	Form of Rights Certificate
Exhibit C:	Form of Summary of Rights

PREFERRED STOCK RIGHTS AGREEMENT

This Preferred Stock Rights Agreement (this “Agreement”), dated as of July 1, 2026, is by and between Kartoon Studios, Inc., a Nevada corporation (the “Company”), and VStock Transfer, LLC, a California limited liability company, as rights agent (the “Rights Agent”). Each of the Company and the Rights Agent are sometimes referred to as a “Party.”

RECITALS

WHEREAS, on July 1, 2026 (the “Rights Dividend Declaration Date”), the Board of Directors of the Company (the “Board”) adopted this Agreement and authorized and declared a dividend distribution of one preferred share purchase right (each, a “Right” and collectively, the “Rights”) for each Common Share (as hereinafter defined) outstanding as of the Close of Business (as hereinafter defined) on July 13, 2026 (the “Record Date”), each Right initially representing the right to purchase one one-thousandth (subject to adjustment in accordance with the provisions of this Agreement) of a Preferred Share (as hereinafter defined) and having the rights, preferences, and privileges set forth in the form of the Certificate of Designation attached hereto as Exhibit A, upon the terms and subject to the conditions set forth herein; and

WHEREAS, the Board further authorized and directed the issuance of one Right (subject to adjustment in accordance with the provisions of this Agreement) with respect to each Common Share that becomes outstanding (whether as an original issuance or from the Company’s treasury) between the Record Date and, subject to Section 22, the earlier of the Distribution Time and the Expiration Time;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties, intending to be legally bound hereby, agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” means any Person who or that, together with all Related Persons of such Person, is the Beneficial Owner of the Triggering Percentage or more of the Common Shares then outstanding, whether or not such Person continues to be the Beneficial Owner of the Triggering Percentage or more of the Common Shares then outstanding, but will not include any Exempt Person. Notwithstanding anything in this definition of “Acquiring Person” to the contrary:

(i) no Person who or that, together with all Related Persons of such Person, Beneficially Owns, immediately prior to the time of the first public announcement of the adoption of this Agreement by the Company, the Triggering Percentage or more of the Common Shares then outstanding will become an Acquiring Person unless such Person, after the time of such public announcement of this Agreement, becomes the Beneficial Owner of any additional Common Shares (other than as a result of a stock dividend, rights dividend, stock split, reclassification, or similar transaction effected by the Company in which all holders of Common Shares are treated equally or pursuant to a grant, vesting, or exercise described below in this Section 1(a)), unless, upon becoming the Beneficial Owner of such additional Common Shares, such Person is not then the Beneficial Owner of the Triggering Percentage or more of the Common Shares then outstanding, it being understood that such Person will be considered to be an Acquiring Person upon thereafter becoming the Beneficial Owner of the Triggering Percentage or more of the Common Shares then outstanding unless expressly provided to the contrary under this Agreement (it being understood that, for all purposes under this Section 1(a)(i), the modification (directly or indirectly) of any derivative instrument or transaction that on the date of this Agreement is not by its terms exchangeable or exercisable for, or convertible into, Common Shares to provide for the possibility of, or the exchange or settlement of any such instrument or transaction for, the issuance or transfer of Common Shares or an instrument or transaction providing for the issuance or transfer of Common Shares will be deemed to be an acquisition of Beneficial Ownership of additional Common Shares (regardless of whether, thereafter or as a result thereof, there is an increase, decrease, or no change in the percentage of Common Shares then outstanding that are Beneficially Owned by such Person));

1

(ii) no Person will be deemed to be an Acquiring Person as the result of an acquisition of Common Shares by an Exempt Person that, by reducing the number of Common Shares then outstanding, increases the proportionate number of Common Shares that are Beneficially Owned by such Person to the Triggering Percentage or more of the Common Shares then outstanding, it being understood that if a Person becomes the Beneficial Owner of the Triggering Percentage or more of the Common Shares then outstanding solely as the result of a reduction in the number of Common Shares then outstanding due to an acquisition of Common Shares by an Exempt Person and, after such acquisition by such Exempt Person, becomes the Beneficial Owner of any additional Common Shares (other than as a result of a stock dividend, rights dividend, stock split, reclassification, or similar transaction effected by the Company in which all holders of Common Shares are treated equally or pursuant to a grant, vesting, or exercise described below in this Section 1(a)), then such Person will be deemed to be an Acquiring Person unless, upon becoming the Beneficial Owner of such additional Common Shares, such Person does not Beneficially Own the Triggering Percentage or more of the Common Shares then outstanding, it being understood that such Person will be considered to be an Acquiring Person upon thereafter becoming the Beneficial Owner of the Triggering Percentage or more of the Common Shares then outstanding unless expressly provided to the contrary under this Agreement;

(iii) no Person will be deemed to be an Acquiring Person solely as a result of any unilateral grant of any security by the Company, or through the exercise or vesting of any options, warrants, rights, or similar interests (including restricted stock) granted by the Company to its directors, officers, and employees, it being understood that if a Person becomes the Beneficial Owner of the Triggering Percentage or more of the Common Shares then outstanding by reason of a unilateral grant of a security by the Company, or through the exercise or vesting of any options, warrants, rights, or similar interests (including restricted stock) granted by the Company to its directors, officers, and employees, and such Person becomes the Beneficial Owner of any additional Common Shares (other than (A) pursuant to a dividend or distribution paid or made by the Company on the Common Stock in Common Shares or pursuant to a split or subdivision of the Common Stock; or (B) the unilateral grant of a security by the Company, or through the exercise or vesting of any options, warrants, rights or similar interest (including restricted stock) granted by the Company to its directors, officers, and employees), then such Person will be deemed to be an Acquiring Person unless, upon becoming the Beneficial Owner of such additional Common Shares, such Person does not Beneficially Own the Triggering Percentage or more of the Common Shares then outstanding, it being understood that such Person will be considered to be an Acquiring Person upon thereafter becoming the Beneficial Owner of the Triggering Percentage or more of the Common Shares then outstanding unless expressly provided to the contrary under this Agreement;

(iv) no Person will be deemed to be an Acquiring Person as the result of the acquisition of Beneficial Ownership of Common Shares from an individual who, as of the time of the public announcement of this Agreement, is the Beneficial Owner of the Triggering Percentage or more of the Common Shares then outstanding if such Common Shares are received by such Person upon an individual’s death pursuant to such individual’s will or pursuant to a charitable trust created by such individual for estate planning purposes, and thereafter such Person does not otherwise become an Acquiring Person;

(v) if the Board determines in good faith that a Person who would otherwise be an Acquiring Person has become such inadvertently (including because (A) such Person was unaware that it Beneficially Owned a percentage of the Common Shares then outstanding that would otherwise cause such Person to be an Acquiring Person, or (B) such Person was aware of the extent of the Common Shares then outstanding that it Beneficially Owned but had no actual knowledge of the consequences of such Beneficial Ownership pursuant to this Agreement) and without any intention of changing or influencing control of the Company, and if such Person divested or divests (including by entering into an agreement with the Company, which agreement is satisfactory to the Board in its sole discretion, to divest and subsequently divests in accordance with the terms of such agreement, without exercising or retaining any power, including voting power, with respect to such Common Shares) as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, then such Person will not be deemed to be or to have become an Acquiring Person for any purposes of this Agreement in connection with such circumstances; or

2

(vi) if any Person satisfying the requirements of Rule 13d-1(b)(1) (other than a Person that so satisfies Rule 13d-1(b)(1) solely by reason of Rule 13d-1(b)(1)(ii)(E)) who would otherwise be an “Acquiring Person” has become so as a result of its actions in the ordinary course of such Person’s business as a derivatives dealer, then such Person shall not be deemed to be or have become an “Acquiring Person” at any time for any purposes of this Agreement unless and until the Board determines, in good faith, that such actions were taken with the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement.

(b) “Adjustment Shares” has the meaning set forth in Section 11(a)(ii).

(c) “Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement; provided, however, that no director or officer of the Company shall be deemed an Affiliate or Associate of any other director or officer of the Company solely as a result of his or her being a director or officer of the Company.

(d) “Agreement” has the meaning set forth in the preamble of this Agreement, as it may from time to time be supplemented, amended, renewed, restated, or extended pursuant to the applicable provisions hereof.

(e) “Appropriate Officers” means the Company’s Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel, Treasurer, Secretary, or any Vice President or Assistant Secretary, including any person occupying any of the foregoing positions on an interim basis.

(f) A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of, and shall be deemed to “beneficially own,” any securities:

(i) that such Person or any of such Person’s Related Persons, directly or indirectly, owns or has the legal, equitable, or contractual right to acquire (whether such right is exercisable immediately, only after the passage of time, or upon the satisfaction of one or more conditions (whether or not within the control of such Person), compliance with regulatory requirements or otherwise) (A) pursuant to any agreement, arrangement, or understanding whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities); (B) upon the exercise of any conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; (C) pursuant to the power to revoke a trust, discretionary account or similar arrangement; (D) pursuant to the power to terminate a repurchase or similar so-called “stock borrowing” agreement, arrangement, or understanding; or (E) pursuant to the automatic termination of a trust, discretionary account or similar arrangement, provided, however, that a Person shall not be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “Beneficially Own,” securities (1) tendered pursuant to a tender offer or exchange offer made in accordance with the General Rules and Regulations under the Exchange Act by or on behalf of such Person or any of such Person’s Related Persons until such tendered securities are accepted for purchase or exchange; (2) issuable upon the exercise of Rights at any time prior to the occurrence of a Triggering Event; (3) issuable upon the exercise of Rights from and after the occurrence of a Triggering Event if such Rights were acquired by such Person or any of such Person’s Related Persons prior to the Distribution Time or pursuant to Section 3(a) or Section 22 (the “Original Rights”) or pursuant to Section 11(i) or Section 11(p) in connection with an adjustment made with respect to any Original Rights; or (4) that a Person or any of such Person’s Related Persons may be deemed to have the right to acquire, or does acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Related Persons), or the consummation of any transactions contemplated thereby, or any tender, voting, or support agreement entered into by such Person (or one or more of such Person’s Related Persons) in connection therewith, or the consummation of any transactions contemplated thereby, if in each case such agreement has been approved by the Board prior to a Section 11(a)(ii) Event occurring with respect to such Person (or one or more of such Person’s Related Persons);

3

(ii) that such Person or any of such Person’s Related Persons, directly or indirectly, has the right to vote (including the power to vote or to direct the voting of) or dispose of (or direct the disposition), including pursuant to any agreement, arrangement, or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of, or to “beneficially own,” any security as a result of an agreement, arrangement, or understanding (whether or not in writing) to vote such security if such agreement, arrangement, or understanding (whether or not in writing): (A) arises solely from a revocable proxy or consent (as such terms are defined in Regulation 14A under the Exchange Act) given to such Person or any of such Person’s Related Persons in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the General Rules and Regulations promulgated under the Exchange Act to more than ten (10) holders of shares of a class of stock of the Company registered under Section 12 of the Exchange Act, (B) is not also then reportable by such Person or any of such Person’s Related Persons on Schedule 13D; or (C) arises solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any Related Persons thereof until such tendered security is accepted for payment or exchange;

(iii) that are Beneficially Owned, directly or indirectly, by any other Person (or any of such Person’s Related Persons) with which such first Person (or any of such first Person’s Related Persons) has any agreement, arrangement, or understanding whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to Section 1(f)(ii)) or disposing of any securities of the Company, it being understood that no person who is an officer, director, or employee of an Exempt Person will be deemed, solely by reason of such person’s status or authority as such, to be a Beneficial Owner of, to have Beneficial Ownership of or to Beneficially Own any securities of the Company that are Beneficially Owned (including in a fiduciary capacity) by an Exempt Person or by any other officer, director or employee of an Exempt Person, it being further understood that any stockholder of the Company, together with any Related Person or other person who may be deemed to be a representative of such stockholder who is then serving as a director of the Company, will not be deemed to be the Beneficial Owner of, to have Beneficial Ownership of or to Beneficially Own any securities of the Company held by any other Person as a result of (A) any Person affiliated or otherwise associated with such stockholder serving as a director of the Company or taking any action in connection therewith; (B) discussing the status of its securities with the Company or other stockholders of the Company that are similarly situated; or (C) voting or acting in a manner similar to other stockholders of the Company that are similarly situated; or

(iv) that are the subject of, or the reference securities for, or that underlie, any Derivative Position of such Person or any of such Person’s Related Persons, with the number of Common Shares deemed Beneficially Owned in respect of a Derivative Position being the notional or other number of Common Shares in respect of such Derivative Position (without regard to any short or similar position) that is specified in (i) one or more filings with the Securities and Exchange Commission by such Person or any of such Person’s Related Persons, or (ii) the documentation evidencing such Derivative Position as the basis upon which the value or settlement amount of such Derivative Position, or the opportunity of the holder of such Derivative Position to profit or share in any profit, is to be calculated in whole or in part (whichever of (i) or (ii) is greater), or if no such number of Common Shares is specified in such filings or documentation (or such documentation is not available to the Board), as determined by the Board in its reasonable discretion.

Notwithstanding anything in this Agreement to the contrary, no Person shall be deemed to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any securities which such Person or any of such Person’s Related Persons would otherwise be deemed to “Beneficially Own” pursuant to this Section 1(f) solely as a result of any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Related Persons), or any tender, voting, or support agreement entered into by such Person (or one or more of such Person’s Related Persons) in connection therewith, if, prior to such Person becoming an Acquiring Person, the Board has approved such merger or other acquisition agreement, or such tender, voting, or support agreement.

4

(g) “Board” has the meaning set forth in the recitals to this Agreement.

(h) “Book Entry” means an uncertificated book entry for any Common Share or Preferred Share.

(i) “Business Day” means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close; provided, however, that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee,”  or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

(j) “Certificate of Designation” means the Certificate of Designation creating the Series D Participating Preferred Stock that was adopted contemporaneously with the approval of this Agreement, is being filed with the Secretary of State of the State of Nevada, and is attached hereto as Exhibit A, as the same may hereafter be amended or restated.

(k) “Close of Business” on any given date means 5:00 p.m., New York City time, on such date. If such date is not a Business Day, then it means 5:00 p.m., New York City time, on the next succeeding Business Day.

(l) “Closing Price” of any security on any given day means the last sale price, regular way, of such security or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on the principal trading market on which such security is then traded.

(m) “Common Shares” means the shares of common stock, par value $0.001 per share, of the Company or any other shares of capital stock of the Company into which such shares shall be reclassified or exchanged, except that “Common Shares” when used with reference to any Person other than the Company means the capital stock of such Person with the greatest voting power, or the equity securities or other equity interests having power to control or direct the management of such Person or, if such Person is a Subsidiary of another Person, of the Person or Persons which ultimately controls such first-mentioned Person, and which has issued and outstanding such capital stock, equity securities, or equity interest.

(n) “Common Stock Equivalents” has the meaning set forth in Section 11(a)(iii).

(o) “Company” has the meaning set forth in the preamble hereto, except as otherwise provided in Section 13(a).

(p) “Company Articles of Incorporation” means the Company’s Articles of Incorporation, as filed with the Secretary of State of the State of Nevada on September 16, 2011, as amended, and as such may be amended, modified, or restated from time to time.

(q) “Current Market Price” has the meaning set forth in Section 11(d).

(r) “Current Value” has the meaning set forth in Section 11(a)(iii).

5

(s) “Derivative Position” means any option, warrant, convertible security, stock appreciation right, or other security, contract right, or derivative position or similar right (including any “swap” transaction with respect to any security, other than a broad based market basket or index) (any of the foregoing, a “Derivative”), whether or not presently exercisable, that (i) has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Common Shares or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of the Common Shares and that increases in value as the market price or value of the Common Shares increases or that provides an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the Common Shares and (ii) is capable of being settled, in whole or in part, through delivery of cash or Common Shares (whether on a required or optional basis, and whether such settlement may occur immediately or only after the passage of time, the occurrence of conditions, the satisfaction of regulatory requirements or otherwise), in each case regardless of whether (A) it conveys any voting rights in such Common Shares to any Person, or (B) any Person (including the holder of such Derivative Position) may have entered into other transactions that hedge its economic effect.

(t) “Distribution Time” means the earlier to occur of (i) the Close of Business on the tenth (10th) Business Day (or such later date as may be determined by action of the Board, which action must be taken prior to the Distribution Time that would otherwise have occurred) after the Shares Acquisition Date (or, if the tenth (10th) Business Day after the Shares Acquisition Date occurs before the Record Date, then the Close of Business on the Record Date); or (ii) the tenth (10th) Business Day (or such later date as may be determined by action of the Board, which action must be taken prior to the Distribution Time that would otherwise have occurred) after the date of the commencement of, or first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person (other than an Exempt Person) becoming an Acquiring Person. If any tender or exchange offer referred to in clause (ii) of this Section 1(t) is canceled, terminated, or otherwise withdrawn prior to the Distribution Time without the purchase or exchange of any Common Shares pursuant thereto, then such offer will be deemed, for purposes of this Section 1(t), never to have been made.

(u) “Equivalent Preferred Shares” has the meaning set forth in Section 11(b).

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Exchange Determination” has the meaning set forth in Section 24(a).

(x) “Exchange Property” has the meaning set forth in Section 24(f).

(y) “Exchange Ratio” has the meaning set forth in Section 24(a).

(z) “Exchange Recipients” has the meaning set forth in Section 24(f).

(aa) “Exempt Person” means (i) the Company, (ii) any Subsidiary of the Company, (iii) any officers, directors, and employees of the Company or any of its Subsidiaries solely in respect of such Person’s status or authority as such (including, without limitation any fiduciary capacity), (iv) any employee stock ownership plan, employee benefit plan, or other compensation program or arrangement of the Company or of any of its Subsidiaries, or any Person holding Common Shares for or pursuant to the terms of any such plan, program, or arrangement or for the purpose of funding any such plan, program, or arrangement, and (v) any Person organized, appointed, or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan, program, or arrangement during the time such Person acts in such capacity.

6

(bb) “Expiration Time” has the meaning set forth in Section 7(a).

(cc) “Final Expiration Time” has the meaning set forth in Section 7(a).

(dd) “NYSE American” means the NYSE American Stock Exchange.

(ee) “Original Rights” has the meaning set forth in Section 1(f)(i).

(ff) “Ownership Statement” has the meaning set forth in Section 3(a).

(gg) “Person” means any individual, firm, corporation, partnership (general or limited), limited liability company, joint venture, business trust, trust, association, syndicate, group (as such term is used in Rule 13d-5 of the General Rules and Regulations promulgated under the Exchange Act, as in effect on the date of this Agreement), unincorporated organization, or other entity, and, in each case, will include any successor (by merger or otherwise) of any such Person.

(hh) “Post-Event Transferee” has the meaning set forth in Section 7(e).

(ii) “Pre-Event Transferee” has the meaning set forth in Section 7(e).

(jj) “Preferred Shares” means the shares of Series D Participating Preferred Stock, par value $0.001 per share, of the Company having the relative rights, preferences, and limitations set forth in the form of Certificate of Designation attached to this Agreement as Exhibit A, and, to the extent that there are not a sufficient number of shares of Series D Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series D Participating Preferred Stock.

(kk) “Principal Party” has the meaning set forth in Section 13(b).

(ll) “Purchase Price” has the meaning set forth in Section 7(b).

(mm) “Record Date” has the meaning set forth in the recitals.

(nn) “Redemption Date” has the meaning set forth in Section 23(a).

(oo) “Redemption Period” has the meaning set forth in Section 23(a).

(pp) “Redemption Price” has the meaning set forth in Section 23(a).

(qq) “Related Person” means, as to any Person, any Affiliates or Associates of such Person.

(rr) “Right” has the meaning set forth in the recitals to this Agreement.

7

(ss) “Rights Agent” has the meaning set forth in the preamble of this Agreement, except as otherwise provided in Sections 19 and 21.

(tt) “Rights Certificate” has the meaning set forth in Section 3(a).

(uu) “Rights Dividend Declaration Date” has the meaning set forth in the recitals to this Agreement.

(vv) “Schedule 13D” means a statement on Schedule 13D filing pursuant to Rule 13d-1(a), 13d-1(e), Rule 13d-1(f) or 13d-1(g) of the General Rules and Regulations under the Exchange Act, and any comparable or successor report.

(ww) “SEC” means the U.S. Securities and Exchange Commission and any successor agency or instrumentality of the United States government.

(xx) “Section 11(a)(ii) Event” has the meaning set forth in Section 11(a)(ii).

(yy) “Section 11(a)(ii) Trigger Date” has the meaning set forth in Section 11(a)(iii).

(zz) “Section 13 Event” means any event described in Section 13(a)(i), Section 13(a)(ii) or Section 13(a)(iii).

(aaa) “Securities Act” means the Securities Act of 1933, as amended.

(bbb) “Shares Acquisition Date” means (i) the first date of public announcement (which, for purposes of this definition, shall include, without limitation, the filing of a Schedule 13D or an amendment thereto) by the Company or an Acquiring Person indicating that an Acquiring Person has become such or that discloses information which reveals the existence of an Acquiring Person, (ii) the public disclosure of facts by the Company or an Acquiring Person that reveals the existence of an Acquiring Person or indicating that an Acquiring Person has become an Acquiring Person, and (iii) the Board becoming aware of the existence of an Acquiring Person; provided that, if such Person is determined by the Board, in its sole and absolute discretion, not to be or have become an Acquiring Person, then no Shares Acquisition Date shall be deemed to have occurred.

(ccc) “Signature Guarantee” has the meaning set forth in Section 6(a).

(ddd) “Spread” has the meaning set forth in Section 11(a)(iii).

(eee) “Subsequent Transferee” has the meaning set forth in Section 7(e).

(fff) “Subsidiary” of any Person means any firm, corporation, partnership, limited liability company, joint venture, business trust, trust, association, syndicate, or other entity (whether or not incorporated) of which an amount of voting securities sufficient to elect a majority of the directors or Persons having similar authority, or a majority of the equity or ownership interests, is Beneficially Owned, directly or indirectly, by such Person, or any firm, corporation, partnership, limited liability company, joint venture, business trust, trust, association, syndicate or other entity (whether or not incorporated) otherwise controlled by such Person.

8

(ggg) “Substitution Period” has the meaning set forth in Section 11(a)(iii).

(hhh) “Summary of Rights” has the meaning set forth in Section 3(b).

(iii) “Trading Day” means a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

(jjj) “Triggering Percentage” means ten percent (10%).

(kkk) “Triggering Event” means any Section 11(a)(ii) Event or Section 13 Event.

Section 2. Appointment of the Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the express terms and conditions hereof (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable (the term “Rights Agent” being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agents), upon ten (10) calendar days’ prior written notice to the Rights Agent. In the event the Company appoints one or more co-Rights Agents, then the respective duties of the Rights Agent and any co-Rights Agents will be as the Company shall reasonably determine, provided that such duties are consistent with the terms and conditions of this Agreement and that, contemporaneously with such appointment, the Company shall notify, in writing, the Rights Agent (and any co-Rights Agents) of any such duties. The Rights Agent will have no duty to supervise, and will in no event be liable for the acts or omissions of, any such co-Rights Agent.

Section 3. Issuance of Rights Certificates.

(a) Until the Distribution Time (i) the Rights will be evidenced (subject to Section 3(b) and Section 3(c)) by the certificates for the Common Shares registered in the names of the holders of the Common Shares (which certificates for Common Shares shall be deemed also to be certificates for Rights) or by the Book Entry Common Shares registered in the name of the holders, evidenced by notation in accounts reflecting current ownership statements issued with respect to uncertificated Common Shares in lieu of such certificates (“Ownership Statements”) (which Book Entry Common Shares, including any Ownership Statements, shall be deemed also to be certificates for Rights) and not by separate certificates, and the registered holders of the Common Shares shall also be the registered holders of the associated Rights, and (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Company). As soon as practicable after the Distribution Time, the Company shall prepare and execute, and upon the written request of the Company, the Rights Agent shall countersign and the Company will send or cause to be sent (and the Rights Agent will, if so requested and provided with all necessary information and documents will, at the expense of the Company, send), in accordance with Section 26, to each record holder of the Common Shares as of the Close of Business on the Distribution Time (other than an Acquiring Person or any Related Person of an Acquiring Person), one or more rights certificates, in substantially the form of Exhibit B attached hereto (the “Rights Certificates”), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(i) or Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company shall not be required to issue Rights Certificates evidencing fractional Rights but may, in lieu thereof, make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights Certificates evidencing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Time, the Rights will be evidenced solely by such Rights Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Time. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Time has not occurred.

9

(b) As promptly as practicable following the Record Date, the Company shall make available a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), to each record holder of Common Shares as of the Close of Business on the Record Date (other than any Acquiring Person or any Related Person of any Acquiring Person) who may so request in writing a copy from time to time prior to the earlier of the Expiration Time and the Redemption Date. With respect to Common Shares outstanding as of the Record Date, or issued subsequent to the Record Date, until the earlier of the Distribution Time and the Expiration Time, the Rights associated with such Common Shares will be evidenced by the certificate or Book Entry Common Shares registered in the names of the holders thereof, in each case together with the Summary of Rights. Until the earlier of the Distribution Time and the Expiration Time, the surrender for transfer of any certificate or the transfer of any Book Entry Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Shares evidenced thereby. Any failure to send a copy of the Summary of Rights shall not invalidate the Rights or affect their transfer with the Common Shares.

(c) Rights shall without any further action, be issued in respect of all Common Shares that are issued (whether originally issued or from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Time and the Expiration Time and, to the extent provided in Section 22 in respect of Common Shares issued after the Distribution Time. Certificates and Book Entry Common Shares evidencing such Common Shares shall have printed or otherwise affixed to them a legend in substantially the following form:

“[This certificate] [These shares] also evidence[s] and entitle[s] the registered holder hereof to certain Rights as set forth in the Preferred Stock Rights Agreement by and between Kartoon Studios, Inc., a Nevada corporation (the “Company”), and VStock Transfer, LLC, a California limited liability company, as Rights Agent (or any successor rights agent) (the “Rights Agent”), dated as of July 1, 2026, as the same may be amended, extended, or renewed from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances as set forth in the Rights Agreement, the Rights (as defined in the Rights Agreement) may be redeemed, may become exercisable for securities or assets of the Company or securities of another entity, may be exchanged for shares of common stock or other securities or assets of the Company, may expire, or may be evidenced by separate certificates, and may no longer be evidenced by [this certificate][these shares]. The Company will mail to the holder of [this certificate][these shares] a copy of the Rights Agreement as in effect on the date of mailing without charge after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights that are beneficially owned by, transferred to or have been owned by an Acquiring Person (as defined in the Rights Agreement) or any of its Affiliates (as defined in the Rights Agreement) or Associates (as defined in the Rights Agreement) will be null and void and will no longer be transferable.”

With respect to any Book Entry Common Share, such legend shall be included in the Ownership Statement in respect of such Common Share or in a notice to the record holder of such Common Share in accordance with applicable law. With respect to such certificates or Ownership Statements containing the foregoing legend, until the earlier of the Distribution Time and the Expiration Time, the Rights associated with the Common Shares evidenced by such certificates or Book Entry Common Shares shall be evidenced by such certificates or such Book Entry Common Share (including any Ownership Statements) alone and the surrender for transfer of any certificate or transfer of any Book Entry Common Share shall also constitute the transfer of the Rights associated with the Common Shares evidenced thereby. Notwithstanding this Section 3(c) or anything to the contrary that may be contained elsewhere in this Agreement, neither the failure to print the foregoing legend on any certificates representing Common Shares or any defect that may be contained in the legend that is so printed, nor the failure to provide the notice thereof to the holder of any Book Entry Shares, shall affect the enforceability of any part of this Agreement or the rights of any holder of the Rights. In the event the Company purchases or otherwise acquires any Common Shares after the Record Date but prior to the Distribution Time, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with such Common Shares that are no longer outstanding. With respect to Common Shares that are not represented by certificates, references in this Agreement to certificates shall be deemed to refer to the notations in the book entry accounts reflecting ownership of such shares.

10

After the Record Date but prior to the earlier of the Distribution Time and the Expiration Time, if new certificate(s) representing Common Shares are issued in connection with the transfer, split-up, combination or exchange of certificate(s) representing Common Shares or if new certificate(s) representing Common Shares are issued to replace any certificate(s) that have been mutilated, destroyed, lost, or stolen, then such new certificate(s) shall bear a legend in substantially the form of the foregoing.

Section 4. Form of Rights Certificates.

(a) The Rights Certificates (and the forms of election to purchase and of assignment and the certificates contained therein to be printed on the reverse thereof) shall each be substantially in the form attached hereto as Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any law, rule or regulation of any national securities exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the registered holders thereof to purchase such number of one one-thousandths of a Preferred Share as shall be set forth therein at the Purchase Price, but the amount and type of securities, cash or other assets that may be acquired upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b) Any Rights Certificate issued pursuant hereto that represents Rights beneficially owned by: (i) an Acquiring Person (or any Related Person of an Acquiring Person), (ii) a transferee of an Acquiring Person (or of any such Related Person) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Related Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Related Person) to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement, or understanding (whether or not in writing) regarding the transferred Rights, or (B) a transfer which the Board, in its sole discretion, has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e), and any Rights Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible, and only if the Company has provided specific written instructions to the Rights Agent) a legend in substantially the following form:

“The Rights evidenced by this Rights Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Preferred Stock Rights Agreement by and between Kartoon Studios, Inc., a Nevada corporation, and VStock Transfer, LLC, a California limited liability company, as Rights Agent (or any successor rights agent), dated as of July 1, 2026, as the same may be amended, extended, or renewed from time to time (the “Rights Agreement”)). Accordingly, this Rights Certificate and the Rights evidenced hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement and may no longer be transferable.”

11

Notwithstanding this Section 4(b) or anything to the contrary in this Agreement, the omission of the foregoing legend or any legend substantially similar thereto shall not affect the enforceability of any part of this Agreement or the rights of any registered holder of Rights Certificates.

Notwithstanding anything to the contrary in this Agreement, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Rights Certificates.

The Company shall give written notice to the Rights Agent promptly after it becomes aware of the existence and identity of any Acquiring Person or any Related Person thereof. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that no Person has become an Acquiring Person or a Related Person of an Acquiring Person. The Company shall instruct the Rights Agent in writing of the Rights which should be so legended.

Section 5. Countersignature and Registration.

(a) The Rights Certificates shall be duly executed on behalf of the Company by one of its Appropriate Officers, which execution will be attested to by such officers as the Board may designate, in each case by manual, facsimile, or other electronic signature, and will have affixed thereto the Company’s seal (if any) or a facsimile or other electronic copy thereof. The Rights Certificates shall be countersigned by an authorized signatory of the Rights Agent, either manually or by facsimile or other electronic signature, and shall not be valid for any purpose unless so countersigned. In case any Appropriate Officer who shall have signed any of the Rights Certificates shall cease to be such an officer of the Company before countersignature by an authorized signatory of the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by an authorized signatory of the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be an Appropriate Officer, although at the date of the execution of this Agreement any such Person was not such an officer.

(b) Following the Distribution Time, and receipt by the Rights Agent of written notice to that effect and all other relevant and necessary information and documents referred to in Section 3(a), the Rights Agent will keep, or cause to be kept, at its office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, and the date of each of the Rights Certificates.

12

Section 6. Transfer, Split-Up, Combination, and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a) Subject to the provisions of Section 4(b), Section 7(e), Section 14, Section 23, and Section 24, at any time after the Close of Business on the Distribution Time, and at or prior to the Close of Business on the Expiration Time, any Rights Certificate or Rights Certificates (other than Rights Certificates representing Rights that have become null and void pursuant to Section 7(e) or evidencing Rights that have been redeemed or exchanged pursuant to Section 23 or Section 24) may be transferred, split-up, combined, or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a Preferred Share (or, following the occurrence of a Triggering Event, Common Shares, other securities, cash, or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitles such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split-up, combine, or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split-up, combined, or exchanged, with the form of assignment and certificate contained therein properly completed and duly executed and with all signatures guaranteed from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (a “Signature Guarantee”), and such other documentation as the Rights Agent shall reasonably request, at the office or offices of the Rights Agent designated for such purpose. The Rights Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer, split up, combination, or exchange of any such surrendered Rights Certificate until the registered holder shall have: (i) properly completed and duly executed the certificate contained in the form of assignment on the reverse side of such Rights Certificate, accompanied by a Signature Guarantee; (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Related Persons thereof as the Company or the Rights Agent shall reasonably request; and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates as required by Section 9(e). Thereupon, the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 24, countersign (by manual, facsimile, or other electronic signature) and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment from a registered holder of a Rights Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination, or exchange of Rights Certificates. If and to the extent the Company does require payment of any such taxes or charges, the Company shall give the Rights Agent prompt written notice thereof and the Rights Agent shall not deliver any Rights Certificate unless and until it is satisfied that all such payments have been made, and the Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company specifies by written notice. The Rights Agent shall have no duty or obligation to take any action with respect to a holder of a Rights Certificate under any Section of this Agreement which requires the payment by such holder of a Rights Certificate of applicable taxes and/or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

(b) Subject to the provisions of this Agreement, at any time after the Distribution Time and prior to the Expiration Time, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity, including an open penalty surety bond, or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

13

Section 7. Exercise of Rights; Purchase Price; Expiration Time of Rights.

(a) Subject to Section 7(e) or as otherwise provided in this Agreement, the Rights shall become exercisable only upon the occurrence of a Distribution Time, and at any time thereafter the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii), and Section 23(a)) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate contained therein properly completed and duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, accompanied by a Signature Guarantee and such other documentation as the Rights Agent may reasonably request, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a Preferred Share (or, following the occurrence of a Triggering Event, Common Shares, other securities, cash, or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Close of Business on June 29, 2027 (the “Final Expiration Time”), (ii) the Redemption Date, and (iii) the time at which the Rights are exchanged in full as provided in Section 24 hereof (the earliest of (i), (ii), and (iii) being herein referred to as the “Expiration Time”). Except for those provisions herein that expressly survive the termination of this Agreement, this Agreement shall terminate at such time as the Rights are no longer exercisable hereunder.

(b) The purchase price for each one one-thousandth of a Preferred Share pursuant to the exercise of a Right initially shall be $3.75, shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a), and shall be payable in accordance with Section 7(c) (such purchase price, as so adjusted, the “Purchase Price”).

(c) Upon receipt of a Rights Certificate evidencing exercisable Rights, with the form of election to purchase and the certificate contained therein properly completed and duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price (as such amount may be adjusted as provided herein) per one one-thousandth of a Preferred Share (or, following the occurrence of a Triggering Event, Common Shares, other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable tax or charge, the Rights Agent shall, subject to Section 7(f) and Section 20(k), thereupon as promptly as practicable: (i) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a Preferred Share to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if, subject to Section 14, the Company shall have elected to deposit the total number of Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent of depositary receipts evidencing such number of one one-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares evidenced by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) if necessary to comply with this Agreement, requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14, (iii) after receipt of such certificates or depositary receipts, subject to Section 7(f) below, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) if necessary to comply with this Agreement, after receipt thereof, subject to Section 7(f) below, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Shares) of the Company, pay cash or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities, cash or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement, and until so received, the Rights Agent shall have no duties or obligations with respect to such securities, cash and/or other property. The Company reserves the right to require, prior to the occurrence of a Triggering Event, that, upon any exercise of Rights, a number of Rights be exercised so that only whole Preferred Shares would be issued.

14

(d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Sections 6 and 14.

(e) Notwithstanding anything to the contrary in this Agreement, from and after the first occurrence of a Triggering Event, any Rights that are or were acquired or Beneficially Owned by (i) an Acquiring Person (or a Related Person of an Acquiring Person), (ii) a transferee of an Acquiring Person (or a Related Person of an Acquiring Person) who becomes a transferee after the Acquiring Person becomes such (a “Post-Event Transferee”), (iii) a transferee of an Acquiring Person (or a Related Person of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or a Related Person of an Acquiring Person) to holders of equity interests in such Acquiring Person (or a Related Person of an Acquiring Person) or to any Person with whom the Acquiring Person (or a Related Person of an Acquiring Person) has any continuing agreement, arrangement, or understanding whether or not in writing regarding the transferred Rights or (B) a transfer that the Board has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e) (a “Pre-Event Transferee”), (iv) any subsequent transferee receiving transferred Rights from a Post-Event Transferee or a Pre-Event Transferee, either directly or through one or more intermediate transferees (a “Subsequent Transferee”), or (v) any nominee of any of the foregoing will, in each case, become null and void without any further action, and no holder (whether or not such holder is an Acquiring Person or a Related Person of an Acquiring Person) of such Rights will have any rights whatsoever (including the right to exercise) with respect to such Rights or any Rights Certificates that formerly evidenced such Rights, whether pursuant to any provision of this Agreement or otherwise. From and after the first occurrence of a Triggering Event, no Rights Certificate will be issued pursuant to this Agreement (including to an Acquiring Person, a Related Person of an Acquiring Person, a Post-Event Transferee, a Pre-Event Transferee, a Subsequent Transferee or any nominee of any of the foregoing) that represents one or more Rights that are or have become null and void pursuant to this Section 7(e) or with respect to any Common Stock otherwise deemed to be Beneficially Owned by any of the foregoing, and any Rights Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to this Section 7(e) will be canceled. The Company will use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but neither the Company nor the Rights Agent will have any liability to any holder of Rights Certificates or to any other Person as a result of the Company’s failure to make any determinations with respect to an Acquiring Person, a Related Person of an Acquiring Person, a Post-Event Transferee, a Pre-Event Transferee, a Subsequent Transferee or any nominee of any of the foregoing. The Company will provide the Rights Agent with written notice of the identity of any such Acquiring Person, Related Person of an Acquiring Person, Post-Event Transferee, Pre-Event Transferee, Subsequent Transferee, or any nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties pursuant to this Agreement and will be deemed not to have any knowledge of the identity of any such Person unless and until it has received such notice.

(f) Notwithstanding anything to the contrary in this Agreement or any Rights Certificate, neither the Rights Agent nor the Company is obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise or transfer of Rights as set forth in this Section 7 unless such registered holder, in addition to having complied with the requirements of Section 7(a), has (i) properly completed and duly executed the certificate contained in the form of election to purchase or form of assignment, as applicable, set forth on the reverse side of the Rights Certificate surrendered for such exercise or assignment; and (ii) provided such additional evidence (including the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby, and the Related Persons of such Beneficial Owner or former Beneficial Owner) as the Company or the Rights Agent may reasonably request. If such registered holder does not comply with the foregoing requirements, then the Company will be entitled to conclusively deem such Rights to be Beneficially Owned by an Acquiring Person (or a Related Person of an Acquiring Person, a Post-Event Transferee, a Pre-Event Transferee, a Subsequent Transferee, or any nominee of any of the foregoing, as applicable) and, accordingly, such Rights will be null and void and not exercisable or transferable.

15

Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination, or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. At the expense of the Company, the Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy, or cause to be destroyed, such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Capital Stock.

(a) The Company covenants and agrees that at all times prior to the Expiration Time it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares (and, following the occurrence of a Triggering Event, out of its authorized and unissued Common Shares or other securities as may be issuable upon exercise of the Rights and/or out of its securities held in treasury, as the case may be), the number of Preferred Shares (and, following the occurrence of a Triggering Event, to the extent reasonably practicable, Common Shares or other securities, as the case may be) that, as provided in this Agreement, including, but not limited to, Section 11(a)(iii) hereof, will be sufficient to permit the exercise in full of all of the outstanding Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of Preferred Shares (or other equity securities of the Company) issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved.

(b) So long as the Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares or other securities, as the case may be) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange or quoted on a quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable through the Expiration Time, all shares reserved for such issuance to be listed on such exchange or quoted on such quotation system, as the case may be, upon official notice of issuance upon such exercise.

(c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a) hereof, a registration statement on an appropriate form under the Securities Act, with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Time. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend (with prompt written notice to the Rights Agent), for a period of time not to exceed one hundred twenty (120) calendar days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such suspension has occurred) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that such suspension is still in effect). In addition, if the Company shall determine that a registration statement is required following the Distribution Time, the Company similarly may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or a registration statement shall not have been declared effective.

16

(d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all one one-thousandths of a Preferred Share (and, following the occurrence of a Triggering Event, Common Shares or other securities, as the case may be) delivered upon exercise of the Rights shall, at the time of delivery of the certificates or depositary receipts for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

(e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates, entries in the book entry account system of the transfer agent, or depositary receipts for a number of one one-thousandths of a Preferred Share (or, following the occurrence of a Triggering Event, Common Shares or other securities, cash or other assets, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge that may be payable in respect of any transfer or delivery of Rights Certificates or depositary receipts or entries in the book entry account system of the transfer agent to a Person other than, or the issuance or delivery of a number of one one-thousandths of a Preferred Share (or, following the occurrence of a Triggering Event, Common Shares or other securities, cash or other assets, as the case may be) in a name other than that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts or entries in the book entry account system of the transfer agent for a number of one one-thousandths of a Preferred Share (or, following the occurrence of a Triggering Event, Common Shares or other securities, cash or other assets as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax or charge shall have been paid (any such tax or charge being payable by the registered holder of such Rights Certificates at the time of surrender) or until it has been established to the Company’s or to the Rights Agent’s satisfaction that no such tax or charge is due.

Section 10. Preferred Shares Record Date. Each Person in whose name any certificate or entry in the book entry account system of the transfer agent for a number of one one-thousandths of a Preferred Share (or, following the occurrence of a Triggering Event, Common Shares or other securities, cash or other assets, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional Preferred Shares (or, following the occurrence of a Triggering Event, Common Shares or other securities, cash, or other assets as the case may be) evidenced thereby on, and such certificate or entry shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable taxes and governmental charges) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Shares (or, following the occurrence of a Triggering Event, Common Shares or other securities, cash or other assets, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate or entry shall be dated, the next succeeding Business Day on which the Preferred Shares (or, following the occurrence of a Triggering Event, Common Shares or other securities, cash, or other assets as the case may be) transfer books of the Company are open and, provided, further, that if delivery of the Preferred Shares is delayed pursuant to Section 9(c), when such Preferred Shares first becomes deliverable. Prior to the exercise of the Rights evidenced thereby, the registered holder of a Rights Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

17

Section 11. Adjustment of Purchase Price, Number and Kind of Shares, or Number of Rights. The Purchase Price, the number and kind of shares, or fractions thereof, purchasable upon exercise of each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the first public announcement by the Company of the adoption of this Agreement (A) declare or pay a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide or split the outstanding Preferred Shares, (C) combine or consolidate the outstanding Preferred Shares into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation, or reclassification, and the number and kind of Preferred Shares or fractions thereof (or other capital stock, as the case may be), issuable on such date, shall be proportionately adjusted so that the registered holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of Preferred Shares or fractions thereof (or other capital stock, as the case may be), which, if such Right had been exercised immediately prior to such date (whether or not such Right was then exercisable) and at a time when the Preferred Share (or other capital stock, as the case may be) transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation, or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) In the event any Person shall become an Acquiring Person (a “Section 11(a)(ii) Event”), then, promptly following the occurrence of such Section 11(a)(ii) Event, proper provision shall be made so that, upon expiration of the Redemption Period and subject to Section 23 hereof, each registered holder of a Right (except as provided below in Section 11(a)(iii) and in Sections 7(e), 13 and 24 hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a Preferred Share, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then current Purchase Price by the then number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (B) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by fifty percent (50%) of the Current Market Price per Common Share on the date of such first occurrence (such number of shares, the “Adjustment Shares”). Notwithstanding anything in this Agreement to the contrary, however, from and after the occurrence of a Section 11(a)(ii) Event, any Rights that are, or were acquired, beneficially owned by (x) any Acquiring Person (or any Related Person of any Acquiring Person), (y) a transferee of any Acquiring Person (or of any such Related Person) who becomes a transferee after the occurrence of a Section 11(a)(ii) Event, or (z) a transferee of any Acquiring Person (or of any such Related Person) who became a transferee prior to or concurrently with the occurrence of a Section 11(a)(ii) Event pursuant to either (I) a transfer (whether or not for consideration) from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement, or understanding (whether or not in writing) regarding the transferred Rights, or (II) a transfer which the Board has determined is part of a plan, arrangement, or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees, either direct transferees or transferees through one or more intermediate transferees, of such Persons, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but the Company shall have no liability to any holder of Rights Certificates or other Person as a result of the Company’s failure to make any determinations with respect to an Acquiring Person, its Related Persons, or its or their transferees hereunder. From and after the occurrence of a Section 11(a)(ii) Event, no Rights Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become null and void pursuant to the provisions of this paragraph, and any Rights Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this paragraph shall be canceled. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11(a)(ii).

18

(iii) In the event that (A) the number of Common Shares authorized by the Company Articles of Incorporation, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) hereof or (B) the Board otherwise shall determine to do so in its sole discretion, the Company, acting by resolution of the Board, shall (1) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), and (2) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of such Right and payment of the applicable Purchase Price, (u) cash, (v) a reduction in the Purchase Price, (w) Common Shares or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, such as the Preferred Shares, which the Board has deemed to have essentially the same value or economic rights as Common Shares (such shares of preferred stock being referred to as “Common Stock Equivalents”)), (x) debt securities of the Company, (y) other assets, or (z) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that, if, under the circumstances set forth in clause (A) above, the Company shall not have made adequate provision to deliver value pursuant to clause (2) above within thirty (30) calendar days following the later of (I) the first occurrence of a Section 11(a)(ii) Event and (II) the date on which the Company’s right of redemption pursuant to Section 23(a) hereof expires (the later of (I) and (II) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term “Spread” means the excess of the Current Value over the Purchase Price. If the Board determines in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) calendar day period set forth above may be extended to the extent necessary, but not more than ninety (90) calendar days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) calendar day period, as it may be extended, is herein called the “Substitution Period”). To the extent that action is to be taken pursuant to the first or third sentences of this Section 11(a)(iii), the Company shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and the Company may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per Common Share on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per Common Share on such date.

(b) In case the Company shall fix a record date for the issuance of rights, options, or warrants to all registered holders of Preferred Shares entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“Equivalent Preferred Shares”)) or securities convertible into Preferred Shares or Equivalent Preferred Shares at a price per Preferred Share or Equivalent Preferred Share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preferred Shares) less than the Current Market Price per Preferred Share on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of Preferred Shares that the aggregate offering price of the total number of Preferred Shares or Equivalent Preferred Shares so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such rights, options, or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

19

(c) In case the Company shall fix a record date for a distribution to all registered holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of cash (other than a regular cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Shares, but including any dividend payable in stock other than Preferred Shares) or evidences of indebtedness, or of subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per Preferred Share on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes) of the portion of the cash, assets or evidences of indebtedness so to be distributed, or of such subscription rights or warrants applicable to a Preferred Share, and the denominator of which shall be such Current Market Price per Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per Common Share on any date shall be deemed to be the average of the daily Closing Prices per Common Share for the thirty (30) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per Common Share on any date shall be deemed to be the average of the daily Closing Prices per Common Share for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per Common Share is determined during a period following the announcement by the issuer of such Common Share of (A) a dividend or distribution on such Common Shares payable in Common Shares or securities convertible into such Common Shares (other than the Rights), or (B) any subdivision, combination, consolidation, reverse stock split, or reclassification of such Common Shares, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, consolidation, reverse stock split or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The Closing Price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE American or, if the Common Shares are not listed or admitted to trading on the NYSE American, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on a quotation system then in use, or, if on any such date the Common Shares are not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board. If on any such date the Common Shares are not publicly held and are not so listed, admitted to trading, or quoted, and no market maker is making a market in the Common Shares, the “Current Market Price” per Common Share means the fair value per share on such date as determined in good faith by the Board, which determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and the holders of the Rights.

20

(ii) For the purpose of any computation hereunder, the “Current Market Price” per Preferred Share shall be determined in the same manner as set forth above for the Common Shares in Section 11(d)(i) hereof (other than the penultimate sentence thereof). If the Current Market Price per Preferred Share cannot be determined in the manner provided above or if the Preferred Shares are not publicly held or listed, admitted to trading, or quoted in a manner described in Section 11(d)(i) hereof, the Current Market Price per Preferred Share shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares occurring after the first public announcement by the Company of the adoption of this Agreement) multiplied by the Current Market Price per Common Share. If neither the Common Shares nor the Preferred Shares are publicly held or listed, admitted to trading, or quoted, the “Current Market Price” per Preferred Share means the fair value per share as determined in good faith by a majority of the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and the holders of the Rights. For all purposes of this Agreement, the Current Market Price of one one-thousandth of a Preferred Share shall be equal to the Current Market Price of one Preferred Share divided by 1,000.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest thousandth of a Common Share or other share or one-millionth of a Preferred Share, as the case may be.

(f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the registered holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (l) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a Preferred Share (or other securities or amount of cash or combination thereof) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a Preferred Share (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

21

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a Preferred Share purchasable upon the exercise of a Right pursuant to Section 11(h) hereof. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement, and notify the Rights Agent in writing, of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) calendar days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed, and delivered by the Company, and countersigned and delivered by the Rights Agent, in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of one one-thousandths of a share that were expressed in the initial Rights Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-thousandths of a Preferred Share issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue, fully paid and nonassessable, such number of one one-thousandths of a Preferred Share at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (and shall promptly notify the Rights Agent in writing of any such election) until the occurrence of such event the issuance to the registered holder of any Right exercised after such record date of the number of one one-thousandths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, prior to the Distribution Time, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board, in its good faith judgment, shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the Current Market Price, (iii) issuance wholly for cash of Preferred Shares or securities that by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to registered holders of its Preferred Shares shall not be taxable to such stockholders or shall reduce the taxes payable by such holders.

22

(n) The Company covenants and agrees that in the event that a Section 11(a)(ii) Event occurs and the Rights shall then be outstanding, it shall not, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or otherwise transfer (or permit any Subsidiary to sell or otherwise transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating fifty percent (50%) or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company’s most recent regularly prepared financial statements) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any charter or bylaw provisions, rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer the stockholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Related Persons; provided, however, that this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

(o) The Company covenants and agrees that after the Distribution Time and so long as any Rights shall then be outstanding (other than Rights that have become null and void pursuant to Section 7(e) hereof), it will not, except as permitted by Section 23, Section 24, or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Time (i) declare or pay a dividend on the outstanding Common Shares payable in Common Shares, (ii) subdivide or split the outstanding Common Shares, (iii) combine or consolidate the outstanding Common Shares into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is a continuing or surviving corporation), the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Time (or issued or delivered on or after the Distribution Time pursuant to Section 22 hereof), shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction, the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination, or reclassification is effected. If an event occurs that would require an adjustment under Section 11(a)(ii) and this Section 11(p), the adjustments provided for in this Section 11(p) shall be in addition, and prior, to any adjustment required pursuant to Section 11(a)(ii).

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Shares and the Common Shares, a copy of such certificate and (c) if a Distribution Time has occurred, mail a brief summary thereof to each registered holder of a Rights Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.

23

Section 13. Consolidation, Merger, or Sale or Transfer of Assets, Cash Flow or Earning Power.

(a) In the event that, at any time on or following the Shares Acquisition Date, directly or indirectly,

(i) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation or other entity of such consolidation or merger;

(ii) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property; or

(iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow, or earning power aggregating fifty percent (50%) or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company’s most recent regularly prepared financial statements) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof); then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that: (A) each registered holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price multiplied by the number of one one-thousandths of a share of Preferred Shares for which a Right is then exercisable in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of the Principal Party, not subject to any liens, encumbrances, rights of first refusal, transfer restrictions, preemptive rights or other adverse claims of any nature whatsoever, as shall be equal to the result obtained by (1) multiplying the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence of a Section 11(a)(ii) Event, and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by fifty percent (50%) of the Current Market Price per Common Share of such Principal Party on the date of consummation of such Section 13 Event; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; provided, however, that upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, options warrants and other property which such holder would have been entitled to receive had he, she or it at the time of such transaction, owned the Common Shares of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants, options and other property; and (E) the provisions of Section 11(a)(ii) hereof shall be of no effect with respect to events occurring at any time following the first occurrence of any Section 13 Event, and the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section 13.

24

(b) “Principal Party” means:

(i) in the case of any transaction described in Section 13(a)(i) or Section 13(a)(ii) hereof, the Person (including the Company as successor thereto or as the surviving entity) that is the issuer of any securities into which Common Shares of the Company are converted, changed, or exchanged in such merger or consolidation or, if there is more than one such issuer, the issuer of Common Shares of such issuer that has the highest aggregate current market price (determined pursuant to Section 11(d) hereof) and if no securities or other equity interests are so issued, the Person (including the Company as successor thereto or as the surviving entity) that is the other party to such merger or consolidation, or, if there is more than one such Person, the Person that is a constituent party to such merger or consolidation, the Common Shares of such Person of which has the highest aggregate current market price (determined pursuant to Section 11(d) hereof); and

(ii) in the case of any transaction described in Section 13(a)(iii) hereof, the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions, or if each Person that is a party to such transaction or transactions receives the same portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions, or if the Person receiving the largest portion of the assets, cash flow or earning power cannot be determined, whichever of such Persons is the issuer of Common Shares having the greatest aggregate value of shares outstanding (as determined pursuant to Section 11(d) hereof); provided, however, that in any such case, (A) if the Common Shares of such Person (who, but for this proviso, would be the Principal Party) are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, “Principal Party” shall refer to such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

(c) The Company shall not consummate a Section 13 Event unless the Principal Party shall have a sufficient number of authorized Common Shares that have not been issued or reserved or that are held in treasury for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that the requirements of Section 13(a) and Section 13(b) hereof shall promptly be performed in accordance with their terms and further providing that, as soon as practicable after the date of any such Section 13 Event, the Principal Party, as soon as practicable after the execution of such agreement, will:

(i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Time;

(ii) take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including, but not limited to, the registration or qualification of such securities under all requisite securities laws of jurisdictions of the various states and the listing of such securities on such exchanges and trading markets as may be necessary or appropriate; and

(iii) deliver to registered holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

25

(d) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) hereof.

(e) In case the Principal Party that is to be a party to a transaction referred to in this Section 13 has at the time of such transaction, or immediately following such transaction will have, a provision in any of its authorized securities or in its articles of incorporation or bylaws or other instrument governing its affairs, or any other agreements or arrangements, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, of Common Shares of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13); (ii) providing for any special payment, tax, or similar provisions in connection with the issuance of the Common Shares of such Principal Party pursuant to the provisions of Section 13; or (iii) otherwise eliminating or substantially diminishing the benefits intended to be afforded by the Rights in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13; then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived, or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Time as provided in Section 11(p) hereof, or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market price of a whole Right. For the purposes of this Section 14(a), the current market price of a whole Right shall be the Closing Price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The Closing Price of the Rights for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE American or, if the Rights are not listed or admitted to trading on the NYSE American, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by a quotation system then in use or, if on any such date the Rights are not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, selected by the Board. If on any such date the Rights are not publicly held and are not so listed, admitted to trading, or quoted, and no market maker is making a market in the Rights, the current market value of a Right means the fair value of a Right on such date as determined in good faith by the Board, which determination shall be described in a statement filed with the Rights Agent and delivered to the holders of the Rights and shall be binding and conclusive for all purposes.

(b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates or make any entries in the book entry account system of the transfer agent that evidence fractional Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a Preferred Share). In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market price of one one-thousandth of a Preferred Share. For purposes of this Section 14(b), the current market price of one one-thousandth of a Preferred Share shall be one one-thousandth of the Closing Price of a Preferred Share or, if unavailable, the appropriate alternative price (in each case, as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

26

(c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates or make Book Entry Common Share notations that evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(c), the current market value of one Common Share shall be the Closing Price of one Common Share or, if unavailable, the appropriate alternative price (in each case, as determined pursuant to Section 11(d)(i) hereof) on the Trading Day immediately prior to the date of such exercise.

(d) The registered holder of a Right by the acceptance of that Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

(e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments; and (ii) provide sufficient funds to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and has no duty with respect to, and will not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent has received such a certificate and sufficient monies.

Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent hereunder, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Time, of the Common Shares); and any registered holder of any Rights Certificate (and, prior to the Distribution Time, of the Common Shares), without the consent of the Rights Agent or of the registered holder of any other Rights Certificate (or, prior to the Distribution Time, of the Common Shares), may, on such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the registered holders of Rights, it is specifically acknowledged that the registered holders of Rights would not have an adequate remedy at law for any breach of this Agreement by the Company and, accordingly, that they shall be entitled to specific performance of the obligations of the Company hereunder, and injunctive relief against actual or threatened violations of the obligations of the Company pursuant to, this Agreement.

Section 16. Agreement of Rights Holders. Every registered holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other registered holder of a Right that:

(a) prior to the Distribution Time, the Rights shall be evidenced by Book Entry Common Shares (which Book Entry Common Shares shall also be deemed to represent certificates for Rights) or, in the case of certificated shares, the certificates for the Common Shares registered in the names of the holders of the Common Shares (which certificates for Common Shares also constitute certificates for Rights) and each Right will be transferable only in connection with the transfer of Common Shares;

(b) from and after the Distribution Time, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed, accompanied by a Signature Guarantee and such other documentation as the Rights Agent may reasonably request;

27

(c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Time, a Common Share certificate or Book Entry Common Share) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the Common Share certificate or Ownership Statement or other notices provided to holders of Book Entry Common Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such injunction, order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

Section 17. Rights Certificate Holder Not Deemed a Stockholder. No registered holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the registered holder of the number of one one-thousandths of a Preferred Share or any other securities of the Company that may at any time be issuable on the exercise of the Rights evidenced thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the registered holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Rights Agent, reimbursement for its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder.

(b) The Company also agrees to indemnify the Rights Agent and its Affiliates and their respective employees, officers, and directors for, and to hold them harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost, or expense (including the reasonable fees and expenses of legal counsel) that may be paid, incurred or suffered by it, or to which it may become subject, without gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) on the part of the Rights Agent or its Affiliates and their respective employees, officers, and directors, for any action taken, suffered or omitted by the Rights Agent in connection with the execution, acceptance, administration, exercise, and performance of its duties under this Agreement, including reasonable attorneys’ fees and expenses and the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or of enforcing its rights under this Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential, or incidental loss or damage of any kind whatsoever even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action. Notwithstanding anything in this Agreement to the contrary, any liability of the Rights Agent under this Agreement shall be limited to the amount of fees (but not including any reimbursed costs) paid by the Company to the Rights Agent during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought.

28

(c) The Rights Agent may conclusively rely upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered, or omitted to be taken by it in connection with its acceptance and administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any Rights Certificate or certificate for Common Shares, Preferred Shares or for other securities of the Company (including in the case of uncertificated securities, by notation in book entry accounts reflecting ownership), instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document reasonably believed by it to be genuine and to have been duly signed, executed and, where expressly required hereunder, guaranteed, verified, or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth herein. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith, unless and until it has received such notice in writing.

(d) The provisions of this Section 18, Section 20 and Section 29 hereof shall survive the termination or expiration of this Agreement, the exercise, termination, or expiration of the Rights and the resignation, replacement, or removal of the Rights Agent.

Section 19. Merger or Consolidation or Change of Name of the Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust, stock transfer or other stockholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 19. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of an authorized signatory of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, an authorized signatory of any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature of an authorized signatory under the Rights Agent’s prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, an authorized signatory of the Rights Agent may countersign such Rights Certificates either in the prior name of the Rights Agent or in the changed name of the Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20. Duties of the Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement, and no implied duties or obligations shall be read into this Agreement against the Rights Agent. The Rights Agent shall perform such duties and obligations upon the following terms and conditions, by all of which the Company and the registered holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company or an employee or legal counsel of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered, or omitted to be taken by it in accordance with such advice or opinion.

29

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or Related Persons thereof, and the determination of Current Market Price) be proved or established by the Company prior to the Rights Agent taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Appropriate Officers and delivered to the Rights Agent, and such certificate will be full and complete authorization and protection to the Rights Agent, and the Rights Agent will incur no liability for or in respect of any action taken, suffered, or omitted to be taken in the absence of gross negligence, bad faith, or willful misconduct (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction) by it pursuant to the provisions of this Agreement in reliance upon such certificate. The Rights Agent shall have no duty to act without such certificate.

(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith, or willful misconduct (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

(d) The Rights Agent shall not be assumed to have knowledge of and shall not be required to take note of or act upon any fact or circumstance including the occurrence of facts or circumstances leading to the Shares Acquisition Date or the Distribution Time, facts or circumstances relating to whether any Person may be a Related Person of any other Person, facts or circumstances relevant to an adjustment to the Purchase Price, facts or circumstances relevant to events described in Section 13, Section 23 and Section 24, which may be relevant to performance by the Rights Agent under this Agreement unless the Company has provided written notice thereof to the Rights Agent; and the Company agrees that it will (i) promptly notify the Rights Agent in writing of the occurrence of the Shares Acquisition Date (including the identity of the Acquiring Person and the date on which the Shares Acquisition Date occurred), the Distribution Time, the Redemption Date, and of any events described in Section 13, and (ii) promptly provide the Rights Agent with such other information as the Rights Agent may reasonably request in connection with the performance of its duties under this Agreement.

(e) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates and it shall not be required to verify the same (except as to a countersignature by one of its authorized signatories on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(f) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except a countersignature by one of its authorized signatories on any such Rights Certificate); nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Agreement or in any Rights Certificate; nor shall it be liable or responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7(e) hereof) or any adjustment or calculation required under the provisions of Section 11, Section 13, Section 14, Section 23 or Section 24 hereof or responsible for the manner, method or amount of any such change or adjustment or the ascertaining of the existence of facts that would require any such change, adjustment, or calculation (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of a certificate describing any such adjustment, delivered pursuant to Section 12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or Preferred Shares or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Common Shares or Preferred Shares (or other securities, as the case may be) will, when so issued, be validly authorized and issued, fully paid and nonassessable.

30

(g) The Rights Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to (i) any registration statement filed with the SEC, or (ii) this Agreement, including obligations under applicable regulation or law.

(h) The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Rights with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

(i) The Company agrees that it will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(j) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be one of the Appropriate Officers, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered, or omitted to be taken by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer, and shall not be liable for any action taken, suffered, or omitted to be taken by the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application unless, prior to taking any such action (or the effective date, in the case of an omission), the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted. Notwithstanding anything in this Agreement to the contrary, the Rights Agent shall not be required to take any instruction of the Company that the Rights Agent believes, in its sole discretion, would cause the Rights Agent to take action that is illegal.

(k) The Rights Agent and any stockholder, Affiliate, director, officer, or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, Affiliate, director, officer, or employee from acting in any other capacity for the Company or for any other Person.

(l) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers, and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, omission, default, neglect, or misconduct, absent gross negligence, bad faith, or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction) of the Rights Agent in the selection and continued employment thereof.

(m) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights or powers if the Rights Agent shall reasonably believe that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

31

(n) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or form of election to purchase, as the case may be, has either not been properly completed or duly executed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company provided, however that the Rights Agent shall not be liable for any delays arising from the duties under this Section 20(n).

(o) The Rights Agent shall have no responsibility to the Company, any holders of Rights, any holders of Common Shares, or any other Person for interest or earnings on any monies held by the Rights Agent pursuant to this Agreement.

(p) The Rights Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified in Section 26 hereof, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.

(q) The Rights Agent may rely on and be fully authorized and protected in acting or failing to act upon (i) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (ii) any law, act, regulation, or any interpretation of the same.

(r) In the event the Rights Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request, or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent may (upon notice to the Company of such ambiguity or uncertainty), in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company, the holder of any Rights Certificate, or any other Person for refraining from taking such action, unless the Rights Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of the Rights Agent.

Section 21. Change of the Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) calendar days’ prior written notice given to the Company (or such lesser notice as is acceptable to the Company in its sole discretion) in accordance with Section 26 hereof, and to the extent that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon no less than thirty (30) calendar days’ written notice given to the Rights Agent or successor Rights Agent, as the case may be, in accordance with Section 26 hereof, and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and, if such removal occurs after the Distribution Time, to the registered holders of the Rights Certificates in accordance with Section 26 of this Agreement. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) calendar days after giving proper notice of such removal or after it has been properly notified of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the registered holder of a Rights Certificate (who shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or of any State thereof, in good standing, which is authorized under such laws to exercise stockholder service powers and which has, along with its Affiliates, at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent under this Agreement without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further reasonable assurance, conveyance, act or deed necessary for that purpose, but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing; and, except as the context herein otherwise requires, such successor Rights Agent shall be deemed to be the “Rights Agent” for all purposes of this Agreement. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and, if such appointment occurs after the Distribution Time, the Company shall give notice thereof to the registered holders of the Rights Certificates in accordance with Section 26 hereof. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

32

Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Time and prior to the earlier of the redemption of the Rights, the exchange of the Rights, and the Final Expiration Time, the Company shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee benefit plan or arrangement, granted or awarded as of the Distribution Time, or upon the exercise, conversion, or exchange of securities hereinafter issued by the Company, and may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates evidencing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (a) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, (b) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof, and (c) the Company will have no obligation to distribute Rights Certificates to any Acquiring Person, Related Persons of an Acquiring Person, Post-Event Transferee, Pre-Event Transferee, Subsequent Transferee, or any nominee of any of the foregoing.

Section 23. Redemption.

(a) The Board may, at its option, at any time prior to the earlier of (i) the Distribution Time, and (ii) the Final Expiration Time (the “Redemption Period”), redeem all, but not less than all, of the then-outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend, recapitalization, or similar transaction occurring after the Rights Dividend Declaration Date (such redemption price, the “Redemption Price”). Notwithstanding anything to the contrary in this Agreement, the Rights will not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of redemption pursuant to this Section 23 has expired. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the Current Market Price of the Common Shares at the time of redemption), or any other form of consideration determined by the Board, in the exercise of its sole and absolute discretion, to be at least equivalent in value to the Redemption Price. The date on which the Board elects to make the redemption effective is referred to as the “Redemption Date.”

(b) Immediately upon the time of the effectiveness of the redemption of the Rights pursuant to paragraph (a) of this Section 23 or such earlier time as may be determined by the Board in the action ordering such redemption (although not earlier than the time of such action), evidence of which shall be filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights shall terminate, whether or not previously exercised, and each Right, whether or not previously exercised, will thereafter represent only the right to receive the Redemption Price for each Right so held.

(c) Promptly after the action of the Board directing the Company to make the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the registered holders of the then outstanding Rights in accordance with Section 26 hereof. Any notice given in accordance with Section 26 hereof shall be deemed given whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

(d) Notwithstanding anything in this Section 23 to the contrary, the redemption of the Rights as directed by the Board may be made effective at such time, on such basis and subject to such conditions as the Board, in its sole discretion, may establish.

33

Section 24. Exchange of Rights.

(a) The Board may, at its option  and in its sole discretion, at any time after the Distribution Time and prior to the Expiration Time, authorize and direct the Company to, and if directed the Company shall, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend, recapitalization, or similar transaction occurring in respect of the Common Shares after the first public announcement by the Company of the adoption of this Agreement (such exchange ratio, the “Exchange Ratio” and such determination by the Board to effect such exchange, an “Exchange Determination”). Notwithstanding the foregoing, the Board shall not be empowered to direct the Company to effect an Exchange Determination at any time after any Person (other than an Exempt Person), together with all Related Persons of such Person, becomes the Beneficial Owner of fifty percent (50%) or more of the Common Shares then outstanding. Notwithstanding the foregoing, from and after the occurrence of a Section 13 Event, any Rights that have not previously been exchanged pursuant to this Section 24(a) will thereafter be exercisable only in accordance with Section 13 and may not be exchanged (and will not be eligible for exchange) pursuant to this Section 24(a).

(b) Immediately upon the action of the Board directing the Company to exchange any Rights pursuant to Section 24(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a registered holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the legality or validity of the action taken by the Board or such exchange. The Company shall promptly give notice of any such exchange to all of the registered holders of such Rights in accordance with Section 26 hereof. Any notice given in accordance with Section 26 hereof shall be deemed given whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to the provisions of Section 7(e)) held by each registered holder of Rights.

(c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares (or Equivalent Preferred Shares) for Common Shares exchangeable for Rights, at the initial rate of one one-thousandth of a Preferred Share (or Equivalent Preferred Shares) for each Common Share, as appropriately adjusted to reflect stock splits, stock dividends, and other similar transactions after the first public announcement by the Company of the adoption of this Agreement.

(d) If there are not sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with Section 24(a), then the Company will either take such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights or alternatively, at the option of the Board, with respect to each Right, substitute to the extent of such insufficiency for each Common Share that would otherwise be issuable upon exchange of a Right, cash, debt securities of the Company, other assets, or any combination of the foregoing, in any event having an aggregate value, as determined in good faith by the Board (whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive for all purposes on the Rights Agent and the holders of the Rights), equal to the Current Market Price per Common Share (as determined pursuant to Section 11(d)(i)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24. To the extent that the Company determines that some action need be taken pursuant to this Section 24(d), then the Board may temporarily suspend the exercisability of the Rights for a period of up to 120 calendar days following the date on which the Exchange Determination has occurred in order to seek any authorization of additional Common Shares or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof. Upon any such suspension, the Company will issue a public announcement stating, and notify the Rights Agent in writing, that the exercisability of the Rights has been temporarily suspended, as well as issue a public announcement, and notify the Rights Agent in writing, at such time as the suspension is no longer in effect.

34

(e) In connection with an Exchange Determination, the Company shall not be required to issue fractions of Common Shares or to distribute certificates or make Book Entry Common Share notations that evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company may pay to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable, an amount in cash equal to the same fraction of the current market price of a whole Common Share. For the purposes of this Section 24(e), the current market price of a whole Common Share shall be the Closing Price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of the Exchange Determination.

(f) Notwithstanding anything in this Section 24 to the contrary, the exchange of the Rights may be made effective at such time, on such basis, and with such conditions as the Board in its sole discretion may establish. Without limiting the preceding sentence, the Board may (i) in lieu of issuing Common Shares or any other securities contemplated by this Section 24 to the Persons entitled thereto in connection with the exchange (such Persons, the “Exchange Recipients,” and such shares and other securities, together with any dividends or distributions made on such shares or other securities, the “Exchange Property”) issue, transfer, or deposit the Exchange Property to or into a trust that may hold such Exchange Property for the benefit of the Exchange Recipients (provided that such trust may not be controlled by the Company or any of its Related Persons and provided further that the trustee or similar fiduciary of the trust will attempt to distribute the Exchange Property to the Exchange Recipients as promptly as practicable), (ii) permit such trust to exercise all of the rights that a stockholder of record would possess with respect to any shares deposited in such trust or entity, and (iii) impose such procedures as are necessary to minimize the possibility that any Exchange Property issuable pursuant to this Section 24 are received by Persons whose Rights are null and void pursuant to Section 7(e). Without limiting the foregoing, prior to effecting any exchange, the Company may require, or cause the trustee of any trust established to hold Exchange Property to require, as a condition thereof, that any registered holder of Rights provide such evidence (including the identity of the Beneficial Owner (or former Beneficial Owner) thereof and the Related Persons of such Beneficial Owner or former Beneficial Owner) as the Company may reasonably request in order to determine if such Rights are null and void pursuant to Section 7(e). If such registered holder does not comply with the foregoing requirements, then the Company will be entitled to conclusively deem such Rights to be Beneficially Owned by an Acquiring Person (or a Related Person of an Acquiring Person, a Post-Event Transferee, a Pre-Event Transferee, a Subsequent Transferee or any nominee of any of the foregoing) and, accordingly, such Rights will be null and void and not exchangeable in connection herewith. From and after the time at which Exchange Property is deposited into a trust, all stockholders then entitled to receive Exchange Property pursuant to this Section 24 shall be entitled to receive such Exchange Property only from such trust and only upon compliance with the relevant terms and provisions of the trust agreement governing such trust.

(g) Any Common Shares (or other securities) issued at the direction of the Board in connection with an Exchange Determination will be duly and validly authorized and issued and fully paid and nonassessable, and the Company will be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the Common Stock (or other securities) so issued.

35

Section 25. Notice of Certain Events.

(a) In case the Company shall propose, at any time after the Distribution Time, (i) to pay any dividend payable in stock of any class to the registered holders of Preferred Shares or to make any other distribution to the registered holders of Preferred Shares (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the registered holders of Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of fifty percent (50%) or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company’s most recent regularly prepared financial statements) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), or (v) to effect the liquidation, dissolution, or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each registered holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the registered holders of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) calendar days prior to the record date for determining registered holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty (20) calendar days prior to the date of the taking of such proposed action or the date of participation therein by the registered holders of the Preferred Shares, whichever shall be the earlier; provided, however, that no such action shall be taken pursuant to this Section 25(a) that will or would conflict with any provision of the Company Articles of Incorporation; provided, further, that no such notice shall be required pursuant to this Section 25, if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earning power to, any other Subsidiary of the Company.

(b) If a Triggering Event has occurred, then, in any such case, (i) the Company will as soon as practicable thereafter give, or cause to be given, to the Rights Agent and each holder of Rights Certificates a notice in accordance with Section 26 of the occurrence of such Triggering Event, which notice must specify the event and the consequences of the event to holders of Rights pursuant to Section 11(a)(ii) or Section 13, as applicable; and (ii) all references in this Section 25 to Preferred Stock will thereafter be deemed to be references to Common Stock and/or, if appropriate, other securities. Notwithstanding anything to the contrary that may be contained in this Section 25 or elsewhere in this Agreement, the failure to give, or any defect in, any notice required to be given pursuant to this Section 25 shall not affect the legality or validity of the transaction or event to which the notice requirement was applicable.

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate (or, prior to the Distribution Time, of any Common Stock) to or on the Company will be sufficiently given or made if in writing and sent by a recognized national overnight delivery service, trackable mail, or by first-class mail, postage prepaid, addressed (in each case, until another address is filed in writing with the Rights Agent by the Company) as follows:

Kartoon Studios, Inc.

190 N. Canon Drive, Floor 4
Beverly Hills CA 90210
Attention: Michael A. Jaffa, Esq., Chief Operating Officer and General Counsel

36

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate (or, prior to the Distribution Time, of any Common Stock) to or on the Rights Agent will be sufficiently given or made if in writing and sent by a recognized national overnight delivery service, trackable mail, or by first-class mail, postage prepaid, addressed (in each case, until another address is filed in writing with the Company by the Rights Agent) as follows:

VStock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11598

Attention: Yoel Goldfeder, Esq.

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holders of Rights or Rights Certificates (or, if prior to the Distribution Time, of any Common Stock) will be sufficiently given or made if in writing and sent by a recognized national overnight delivery service, trackable mail, or first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the transfer books of the Rights Agent or the Company or the transfer agent for the Common Stock. Any notice that is sent or mailed in the manner provided in this Section 26 will be deemed given whether or not the holder receives the notice. Notwithstanding anything to the contrary in this Agreement, prior to the Distribution Time, the issuance of a press release or the making of a publicly available filing by the Company with the SEC will constitute sufficient notice by the Rights Agent or the Company to the holders of securities of the Company, including the Rights, for all purposes of this Agreement and no other notice need be given to such holders.

Section 27. Supplements and Amendments. For so long as the Rights are redeemable, the Company may in its sole discretion supplement or amend this Agreement in any respect without the approval of any holders of Rights Certificates, Preferred Stock, or Common Stock, and the Rights Agent must, if the Company so directs, execute such supplement or amendment. At any time when the Rights are not redeemable, the Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights Certificates, Preferred Stock, or Common Stock in order to (i) cure any ambiguity; (ii) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein or otherwise defective, including any change in order to satisfy any applicable law, rule or regulation; (iii) shorten or lengthen any time period hereunder, including, without limitation, the Final Expiration Time and the Expiration Time; or (iv) otherwise change, amend, or supplement any provisions of this Agreement in any manner that the Company may deem necessary or desirable; provided, however, that from and after the time when the Rights are no longer redeemable, this Agreement may not be supplemented or amended in any manner that would (x) adversely affect the interests of the holders of Rights (other than an Acquiring Person, a Related Person of an Acquiring Person, a Post-Event Transferee, a Pre-Event Transferee, a Subsequent Transferee, or any nominee of any of the foregoing) as such, (y) cause the Rights again to become redeemable, or (z) cause this Agreement again to become amendable other than in accordance with this Section 27. Without limiting the foregoing, the Company, by action of the Board, may at any time before any Person becomes an Acquiring Person amend this Agreement to make the provisions of this Agreement inapplicable to a particular transaction by which a Person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of this Agreement as they may apply with respect to any such transaction. For the avoidance of doubt, the right of the Board to extend the Distribution Time as provided for herein does not require any amendment or supplement to this Agreement. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent and the Company. Upon the delivery of a certificate from an Appropriate Officer that states that the proposed supplement or amendment complies with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, with time being of the essence. Notwithstanding anything in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that adversely affects the Rights Agent’s own rights, duties, immunities, or obligations under this Agreement.

37

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns.

Section 29. Determinations and Actions by the Board. The Board (or an authorized committee thereof) has the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or the Company pursuant to this Agreement, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (a) interpret the provisions of this Agreement and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination as to whether to redeem the Rights or to amend or supplement this Agreement). Without limiting any of the rights and immunities of the Rights Agent, all such actions, calculations, interpretations, and determinations that are done or made by the Board in good faith will be final, conclusive, and binding on the Company, the Rights Agent, the holders of Rights Certificates and all other Persons. In administering this Agreement and exercising the rights and powers specifically granted to the Board and to the Company, and in interpreting this Agreement and making any determination under this Agreement, the Board (or an authorized committee thereof) may consider any and all facts, circumstances, or information that it deems to be necessary, useful, or appropriate. The Rights Agent is always entitled to assume that the Board acted in good faith and will be fully protected and incur no liability in reliance thereon. For all purposes of this Agreement and to the extent permitted by law, any action taken by a duly authorized committee or subcommittee of the Board shall be deemed to be an action taken by the Board.

Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Time, the registered holders of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Time, the Common Shares).

Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything to the contrary in this Agreement, if any such term, provision, covenant, or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement or the Rights would adversely affect the purpose or effect of this Agreement, then the right of redemption set forth in Section 23 will be reinstated and will not expire until the Close of Business on the 10th Business Day following the date of such determination by the Board; further, provided, however, that if any such excluded term, provision, covenant, or restriction shall adversely affect the rights, immunities, liabilities, duties, or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.

Section 32. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) Governing Law. This Agreement, each Right, and each Rights Certificate issued hereunder, and all claims or causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to this Agreement, each Right and each Rights Certificate, or the negotiation, execution, performance, or subject matter of this Agreement, shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed entirely within such jurisdiction and without giving effect to the principles of conflicts of law or choice of law thereof or of any other jurisdiction to the extent that such principles would require or permit the application of the laws of another jurisdiction.

38

(b) Jurisdiction. The Company and the registered holders of Rights Certificates (and, prior to the Distribution Time, the registered holders of Common Shares) hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in the State of Nevada over any suit, action, or proceeding arising out of or relating to this Agreement. The Company, the Rights Agent, the registered holders of Rights Certificates (and, prior to the Distribution Time, the registered holders of Common Shares) acknowledge that the forums designated by this Section 32(b) have a reasonable relation to this Agreement and to such Persons’ relationship with one another. The Company, the Rights Agent, the registered holders of Rights Certificates (and, prior to the Distribution Time, the registered holders of Common Shares) agree not to commence any action subject to this Agreement in any forum other than the forums described in this Section 32(b), hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such Nevada court, that such suit, action, or proceeding is brought in an inconvenient forum, or that the venue of such suit, action, or proceeding is improper. The Company, the Rights Agent, the registered holders of Rights Certificates (and, prior to the Distribution Time, the registered holders of Common Shares) hereby agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action, or proceeding brought in any such Nevada court shall be conclusive and binding upon such Persons.

(c) Waiver of Jury Trial. THE COMPANY, THE RIGHTS AGENT, AND THE REGISTERED HOLDERS OF RIGHTS CERTIFICATES (AND, PRIOR TO THE DISTRIBUTION TIME, THE REGISTERED HOLDERS OF COMMON SHARES) EACH IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THIS AGREEMENT.

Section 33. Counterparts; Facsimiles and PDFs. This Agreement and any supplements or amendments hereto may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute one and the same instrument, it being understood that all parties need not sign the same counterpart. A signature to this Agreement executed or transmitted electronically (including by fax and .pdf) will have the same authority, effect, and enforceability as an original signature. No party hereto may raise the use of such electronic transmission to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 34. Interpretation.

(a) References to this Agreement. Unless the context of this Agreement otherwise requires, (i) when a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, that reference is to an Article, Section, Schedule or Exhibit to this Agreement, as applicable, and (ii) references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. All Exhibits attached to this Agreement or referred to in this Agreement are incorporated in and made a part of this Agreement.

(b) Hereof, Including, etc. When used in this Agreement, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Neither, etc. Not Exclusive. Unless the context of this Agreement otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) Extent. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and does not simply mean “if.”

39

(e) Dollars. When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) Gender and Number. The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined in such certificate or document.

(g) References to Parties. References to any Person include references to such Person’s successors and permitted assigns, and, in the case of any governmental authority, to any Person succeeding to its functions and capacities.

(h) References to Writings. References to “writing” mean the representation or reproduction of words, symbols, or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise. “Written” will be construed in the same manner.

(i) Legislation. A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment, or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto.

(j) Headings. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

(k) Calculation of Time Periods. Unless otherwise indicated, (i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded; (ii) the measure of a period of one month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date; and (iii) if no corresponding date exists, then the end date of such period being measured will be the next actual day of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

(l) Nature of Days and Months. Whenever this Agreement refers to a number of days, that number will refer to calendar days unless Business Days are specified. Any reference to a “month” means a calendar month.

(m) Summaries. No summary of this Agreement or any Exhibit, Schedule or other document delivered with this Agreement will affect the meaning or interpretation of this Agreement or such Exhibit, Schedule, or document.

(n) Calculation of Outstanding Shares. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding Common Shares of which any Person is the Beneficial Owner, will include the number of Common Shares not outstanding at the time of such calculation that such Person is otherwise deemed to Beneficially Own for purposes of this Agreement, but the number of Common Shares not outstanding that such Person, together with all Related Persons of such Person, is otherwise deemed to Beneficially Own for purposes of this Agreement will not be deemed to be outstanding for the purpose of computing the percentage of outstanding Common Shares that are Beneficially Owned by any other Person (unless such other Person is also otherwise deemed to Beneficially Own for purposes of this Agreement such Common Shares not outstanding).

40

Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent will not have any liability for not performing, or a delay in the performance of, any act, duty, obligation or responsibility by reason of any occurrence beyond the reasonable control of the Rights Agent (including, without limitation, any act or provision or any present or future law or regulation or governmental authority, any act of God, epidemics, pandemics, war, civil or military disobedience or disorder, riot, rebellion, terrorism, insurrection, fire, earthquake, storm, flood, strike, work stoppage, interruptions or malfunctions of computer facilities, loss of data due to power failures or mechanical difficulties, labor dispute, accident, or failure or malfunction of any utilities communication or computer services or similar occurrence).

Section 36. Further Assurances. The Company shall perform, acknowledge, and deliver or cause to be performed, acknowledged, and delivered all such further and other acts, documents, instruments, and assurances as may be reasonably required by the Rights Agent in connection with carrying out or performing the provisions of this Agreement.

Section 37. USA Patriot Act. The Company acknowledges that the Rights Agent is subject to the customer identification program requirements pursuant to the USA PATRIOT Act and its implementing regulations, and that the Rights Agent must obtain, verify, and record information that allows the Rights Agent to identify the Company. Accordingly, prior to accepting an appointment, the Rights Agent has received information from the Company that will help the Rights Agent to identify the Company, including the Company’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business or such other information that the Rights Agent deems necessary and, pending verification of such received information, the Rights Agent may request additional such information. The Company agrees to provide all reasonably requested information necessary for the Rights Agent to verify the Company’s identity in accordance with such customer identification program requirements.

[SIGNATURE PAGE FOLLOWS]

41

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

KARTOON STUDIOS, INC.

By: /s/ Andy Heyward
Name: Andy Heyward
Title: Chief Executive Officer

VSTOCK TRANSFER, LLC, AS RIGHTS AGENT

By: /s/ Yoel Goldfeder
Name: Yoel Goldfeder
Title: Chief Executive Officer

[SIGNATURE PAGE TO PREFERRED STOCK RIGHTS AGREEMENT]

42

EXHIBIT A

CERTIFICATE OF DESIGNATION

OF

KARTOON STUDIOS, INC.

DESIGNATING

SERIES D PARTICIPATING PREFERRED STOCK

(Pursuant to Nevada Revised Statutes § 78.1955)

______________________________

Kartoon Studios, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Nevada, hereby certifies that, pursuant to the authority granted by the Articles of Incorporation of the Corporation, as amended (the “Articles of Incorporation”), and in accordance with the provisions of Nevada Revised Statutes § 78.1955, the Board of Directors of the Corporation (hereinafter being referred to as the “Board of Directors” or the “Board”), at a meeting duly called and held on July 1, 2026, has adopted the following resolution with respect to the powers, designations, number of shares, preferences, and the relative participating, optional, and other special rights, and the qualifications, limitations, and restrictions of a series of Preferred Stock:

RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Articles of Incorporation, the powers, designations, number of shares, preferences, and the relative participating, optional, and other special rights, qualifications, limitations, and restrictions of the Series D Participating Preferred Stock are as follows:

1. Designation and Amount. The shares of such series shall be designated as “Series D Participating Preferred Stock” (the “Series D Preferred Stock”). The Series D Preferred Stock shall have a par value of $0.001 per share, and the number of shares constituting the Series D Preferred Stock shall be 300,000. Such number of shares may be increased or decreased by resolution of the Board of Directors prior to issuance; provided, that no decrease shall reduce the number of shares of the Series D Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into the Series D Preferred Stock; provided, further, that if more than a total of 300,000 shares of Series D Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Preferred Stock Rights Agreement, dated as of July 1, 2026, by and between the Corporation and VStock Transfer, LLC, a California limited liability company, as Rights Agent, the Board of Directors of the Corporation shall direct by resolution or resolutions that a certificate be properly executed and filed in accordance with the provisions of Nevada Revised Statutes § 78.1955, providing for the total number of shares of Series D Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

A-1

2. Dividends and Distributions.

(a) Subject to the rights of the holders of any shares of any series of Preferred Stock of the Corporation (the “Preferred Stock”) (or any similar stock) ranking prior and superior to the shares of Series D Preferred Stock with respect to dividends, the holders of shares of the Series D Preferred Stock, in preference to the holders of Common Stock, par value $0.001 per share, of the Corporation (the “Common Stock”) and of any other stock of the Corporation ranking junior to the Series D Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on the last day of January, April, July, and October in each fiscal year of the Corporation (each such date being referred to as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series D Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 and (ii) subject to any provision for adjustment in this Certificate of Designation, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Preferred Stock. If the Corporation at any time after July 1, 2026 (the “Rights Dividend Declaration Date”) (A) declares and pays any dividend on the Common Stock payable in the form of shares of Common Stock, (B) subdivides the outstanding Common Stock, or (C) combines or consolidates the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which will be the total number of shares of Common Stock outstanding immediately after the occurrence of such event and the denominator of which will be the total number of shares of Common Stock that were outstanding immediately prior to the occurrence of such event.

(b) The Corporation will declare a dividend or distribution on the Series D Preferred Stock as provided in Section 2(a) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock), except that if no dividend or distribution has been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, then a dividend of $1.00 per share on the Series D Preferred Stock will nevertheless be payable out of funds of the Corporation legally available for the payment of dividends or other distributions on such subsequent Quarterly Dividend Payment Date (it being understood that the actual payment of such dividend may be deferred if prohibited under any of the Corporation’s debt instruments).

(c) Dividends will begin to accrue and be cumulative on outstanding shares of Series D Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series D Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares will begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series D Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends will begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends will not bear interest. Dividends paid on the shares of Series D Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares that are outstanding at such time. The Board may fix a record date for the determination of holders of shares of Series D Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than sixty (60) days prior to the date fixed for the payment thereof.

A-2

3. Voting Rights. The holders of shares of Series D Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series D Preferred Stock will entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. If the Corporation at any time after the Rights Dividend Declaration Date (i) declares any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding Common Stock, or (iii) combines or consolidates the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event will be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided in this Certificate of Designation, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, in the Articles of Incorporation or Bylaws of the Corporation, and except as required by law, the holders of shares of Series D Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c) Except as set forth in this Certificate of Designation, or as required by law, the holders of Series D Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4. Certain Restrictions.

(a) The Corporation will not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series D Preferred Stock unless concurrently therewith it will declare a dividend on the Series D Preferred Stock as required by Section 2.

(b) Whenever quarterly dividends or other dividends or distributions payable on the Series D Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series D Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series D Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series D Preferred Stock, except dividends paid ratably on the Series D Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series D Preferred Stock, provided that, the Corporation may at any time redeem, purchase, or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation, or winding up) to the Series D Preferred Stock or rights, warrants, or options to acquire such junior stock; or

A-3

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series D Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution, or winding up) with the Series D Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(c) The Corporation will not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, pursuant to Section 4(b), purchase or otherwise acquire such shares at such time and in such manner.

5. Reacquired Shares of Preferred Stock. Any shares of Series D Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued, without designation as to series until such shares are once more designated as part of a particular series of Preferred Stock by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

6. Liquidation, Dissolution, or Winding Up.

(a) Upon any liquidation, dissolution, or winding up of the Corporation, voluntary or otherwise, no distribution will be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series D Preferred Stock unless, prior thereto, the holders of shares of Series D Preferred Stock will have received an amount per share (the “Series D Liquidation Preference”) equal to the greater of (i) $1.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) the Adjustment Number multiplied by the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution, or winding up of the Corporation. The “Adjustment Number” will initially be 1,000. If the Corporation at any time after the Rights Dividend Declaration Date (A) declares and pays any dividend on the Common Stock payable in the form of shares of Common Stock, (B) subdivides the outstanding Common Stock, or (C) combines or consolidates the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event will be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) If there are not sufficient assets available to permit payment in full of the Series D Liquidation Preference and the liquidation preferences of all other classes and series of Preferred Stock, if any, that rank on a parity with the Series D Preferred Stock, then the assets available for distribution will be distributed ratably to the holders of the Series D Preferred Stock and such parity shares in proportion to their respective liquidation preferences.

(c) None of the merger, consolidation, or other business combination of the Corporation into or with another entity or the merger, consolidation, or other business combination of any other entity into or with the Corporation (nor the sale, lease, exchange, or conveyance of all or substantially all of the property, assets, or business of the Corporation) shall be deemed to be a liquidation, dissolution, or winding up of the Corporation within the meaning of this Section 6.

7. Consolidation, Merger, etc. If the Corporation enters into any consolidation, merger, combination, conversion, share exchange, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock, securities, cash, or any other property (payable in kind), then in any such case the shares of Series D Preferred Stock will at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to the Adjustment Number multiplied by the aggregate amount of stock, securities, cash, and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

A-4

8. No Redemption. The shares of Series D Preferred Stock shall not be redeemable from any holder.

9. Rank. The Series D Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution, or winding up of the Corporation, junior to all series of any other class of the Preferred Stock issued either before or after the issuance of the Series D Preferred Stock, unless the terms of any such series shall provide otherwise.

10. Amendment. At such time as any shares of Series D Preferred Stock are outstanding, if any proposed amendment to the Articles of Incorporation (including this Certificate of Designation) or the Company’s Bylaws would materially alter, change, or repeal any of the preferences, powers, or special rights given to the Series D Preferred Stock so as to affect the Series D Preferred Stock adversely, then the holders of the Series D Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of the Series D Preferred Stock, voting separately as a single class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by Nevada Revised Statutes.

11. Fractional Shares. Series D Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series D Preferred Stock.

[SIGNATURE PAGE FOLLOWS]

A-5

IN WITNESS WHEREOF, the undersigned have signed and attested this Certificate of Designation this 1st day of July 2026.

KARTOON STUDIOS, INC.

By: _______________________________
Name: Andy Heyward
Title: Chief Executive Officer

Attest:

___________________________

Michael A. Jaffa, Secretary

A-6

EXHIBIT B

FORM OF RIGHTS CERTIFICATE

Certificate No. R-	_____________ Rights

NOT EXERCISABLE AFTER 5:00 P.M., NEW YORK CITY TIME, ON JUNE 29, 2027, UNLESS THE RIGHTS ARE EARLIER REDEEMED OR EXCHANGED. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE, IN EACH CASE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. THE RIGHTS EVIDENCED BY THIS CERTIFICATE SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION FOR THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY RELATED PERSON THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY BENEFICIALLY OWNED BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT BENEFICIAL OWNER, MAY BECOME NULL AND VOID AND NO LONGER TRANSFERABLE. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY OR ON BEHALF OF A PERSON WHO IS, WAS OR BECAME AN ACQUIRING PERSON OR A RELATED PERSON OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]1

RIGHTS CERTIFICATE

KARTOON STUDIOS, INC.

This certifies that ___________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of July 1, 2026, and as supplemented, restated or amended from time to time (the “Rights Agreement”), by and between Kartoon Studios, Inc., a Nevada corporation (the “Company”), and VStock Transfer, LLC, a California limited liability company, as rights agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Time (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on June 29, 2027, unless the Rights are previously redeemed or exchanged, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, nonassessable share of Series D Participating Preferred Stock, par value $0.001 per share, of the Company (a “Preferred Share”), at a purchase price of $3.75 in cash per one one-thousandth of a Preferred Share (such purchase price, as may be adjusted, the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related certificate duly executed. The Company reserves the right to require, prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), that a number of Rights be exercised so that only whole Preferred Shares will be issued. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

_________________________________

1 The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

B-1

This Rights Certificate is subject to all of the terms, covenants, and restrictions of the Rights Agreement, which terms, covenants, and restrictions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the office or offices of the Rights Agent and are also available upon written request to the Company.

In certain circumstances described in the Rights Agreement, the Rights evidenced thereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or receive capital stock, cash, or other assets of an entity other than the Company, all as provided in the Rights Agreement. Upon the occurrence (whether prior to, on or after the date of this Rights Certificate) of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or a Related Person of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person or of any such Related Person thereof who becomes a transferee after the Acquiring Person becomes an Acquiring Person, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or prior to such transfer, became an Acquiring Person, or a Related Person of an Acquiring Person, such Rights shall become null and void and will no longer be transferable and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Rights Agreement, the Purchase Price, and the number of one one-thousandths of a Preferred Share or other securities issuable upon exercise of a Right and the number of Rights outstanding are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Company, at its option, at a redemption price of $0.001 per Right at any time prior to the earlier of (i) the Distribution Time, and (ii) the Final Expiration Time. In addition, under certain circumstances after the Distribution Time and prior to the time that an Acquiring Person acquires fifty percent (50%) of the Common Stock, the Rights may be exchanged, in whole or in part, for Common Stock, or cash other securities of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights that are not subject to such exchange) will terminate and the Rights will only enable holders to receive the Common Stock (or cash or other securities or assets of the Company) issuable upon such exchange.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered will have entitled such holder to purchase. If this Rights Certificate is exercised in part, then the holder will be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

B-2

No fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) will be issued upon the exercise of any Right. In lieu thereof, a cash payment will be made as provided in the Rights Agreement. The Company, at its election, may require that a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

No holder of this Rights Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise or exchange hereof, nor will anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as specifically provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate will have been exercised or exchanged in accordance with the Rights Agreement.

This Rights Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

B-3

WITNESS the facsimile signature or portable document format of the proper officers of the Company.

Dated as of _____, 20___.

KARTOON STUDIOS, INC.

By: ___________________________
Name: _________________________
Title: __________________________

By: ___________________________
Name: _________________________
Title: __________________________

Countersigned:

VSTOCK TRANSFER, LLC, as Rights Agent

By: ___________________________
Name: _________________________
Title: __________________________

B-4

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED _________________________________________ hereby sells, assigns and transfers unto _____________________________

(Please print name and address of transferee)

(Please spell out and include in numerals the

number of Rights being transferred by this Agreement)

of the Rights evidenced by this Rights Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _____ Attorney, to transfer the number of Rights indicated on the books of the within named Company, with full power of substitution.

Dated as of: ____________ , 202__

SIGNATURE

By: ___________________________

Name: _________________________

Title: __________________________’

Signature Medallion Guaranteed:

Signatures must be guaranteed by a member or participant in the Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent. Guarantees by a notary public are not acceptable.

B-5

CERTIFICATE

The undersigned certifies, for the benefit of the Company and all holders of Rights and Common Stock, by checking the appropriate boxes that:

(1)	the Right(s) evidenced by this Rights Certificate are not Beneficially Owned and

☐ are

☐ are not

being sold, assigned, and transferred by or on behalf of a Person who is or was an Acquiring Person, an Affiliate or Associate of an Acquiring Person, a Post-Event Transferee, a Pre-Event Transferee, a Subsequent Transferee, or any nominee of any of the foregoing; and

(2)	after due inquiry and to the best knowledge of the undersigned, it

☐ did

☐ did not

acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, an Affiliate or Associate of an Acquiring Person, a Post-Event Transferee, a Pre-Event Transferee, a Subsequent Transferee, or any nominee of any of the foregoing.

Dated: ____________________.

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by a member or participant in the Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent. Guarantees by a notary public are not acceptable.

B-6

[Form of Reverse Side of Rights Certificate – Continued]

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to

exercise Rights represented by the Rights Certificate.)

To: Kartoon Studios, Inc. (the “Company”)

The undersigned irrevocably elects to exercise _________________________ Rights represented by this Rights Certificate to purchase the number of one one-thousandths of a share of Preferred Stock (or such other securities of the Company or of any other Person that may be issuable upon the exercise of the Rights) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

If such number of Rights is not all of the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights will be registered in the name of, and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

Dated:

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by a member or participant in the Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent. Guarantees by a notary public are not acceptable.

B-7

CERTIFICATE

The undersigned certifies, for the benefit of the Company and all holders of Rights and Common Stock, by checking the appropriate boxes that:

(1)	the Right(s) evidenced by this Rights Certificate are not Beneficially Owned and

☐ are

☐ are not

being sold, assigned, and transferred by or on behalf of a Person who is or was an Acquiring Person, an Affiliate or Associate of an Acquiring Person, a Post-Event Transferee, a Pre-Event Transferee, a Subsequent Transferee, or any nominee of any of the foregoing; and

(2)	after due inquiry and to the best knowledge of the undersigned, it

☐ did

☐ did not

acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, an Affiliate or Associate of an Acquiring Person, a Post-Event Transferee, a Pre-Event Transferee, a Subsequent Transferee, or any nominee of any of the foregoing.

Dated:                                                     .

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by a member or participant in the Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent. Guarantees by a notary public are not acceptable.

B-8

[Form of Reverse Side of Rights Certificate – continued]

NOTICE

The signature in the foregoing Forms of Assignment and Election to Purchase, as the case may be, must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

IF THE CERTIFICATIONS SET FORTH IN THE FOREGOING FORMS OF ASSIGNMENT AND ELECTION TO PURCHASE, AS THE CASE MAY BE, ARE NOT COMPLETED, THEN THE COMPANY AND THE RIGHTS AGENT WILL DEEM THE BENEFICIAL OWNER OF THE RIGHTS EVIDENCED BY THIS RIGHTS CERTIFICATE TO BE AN ACQUIRING PERSON, AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON, A POST-EVENT TRANSFEREE, A PRE-EVENT TRANSFEREE, A SUBSEQUENT TRANSFEREE OR ANY NOMINEE OF ANY OF THE FOREGOING, AS THE CASE MAY BE, AND SUCH ASSIGNMENT OR ELECTION TO PURCHASE WILL NOT BE HONORED AND THE RIGHTS EVIDENCED BY THIS RIGHTS CERTIFICATE WILL BE DEEMED TO BE NULL AND VOID.

B-9

EXHIBIT C

UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE PREFERRED STOCK RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE PREFERRED STOCK RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF SHALL BECOME NULL AND VOID AND SHALL NO LONGER BE TRANSFERABLE.

KARTOON STUDIOS, INC.

SUMMARY OF RIGHTS TO PURCHASE

SERIES D PARTICIPATING PREFERRED STOCK

On July 1, 2026, the Board of Directors (the “Board”) of Kartoon Studios, Inc., a Nevada corporation (the “Company”), authorized and declared a dividend distribution of one preferred stock purchase right (a “Right”) for each share of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company outstanding at the close of business on July 13, 2026 (the “Record Date”). As long as the Rights are attached to the Common Stock, the Company will issue one Right (subject to adjustment) with each new share of Common Stock so that all such shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from the Company one one-thousandth of a share of Series D Participating Preferred Stock (the “Series D Preferred Stock”) of the Company at a price of $3.75, subject to certain anti-dilution adjustments (the “Purchase Price”). The description and terms of the Rights are set forth in a Preferred Stock Rights Agreement, as the same may be amended from time to time (the “Rights Agreement”), dated as of July 1, 2026, by and between the Company and VStock Transfer, LLC, a California limited liability company, as rights agent (the “Rights Agent”).

Initially the Rights will not be exercisable, certificates will not be sent to stockholders, and the Rights will automatically trade with the Common Stock. The Rights will be evidenced by Common Stock certificates, and Rights relating to any uncertificated shares of Common Stock registered in book entry form will be represented by notation in book entry on the records of the Company, until the earlier to occur of (i) the close of business on the tenth (10th) business day (or such later date as may be determined by the Board) after the earliest day on which a public disclosure is made indicating that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the Common Stock (an “Acquiring Person”), the public disclosure of facts by the Company or an Acquiring Person that reveals the existence of an Acquiring Person or indicating that an Acquiring Person has become an Acquiring Person, or the Board becoming aware of the existence of an Acquiring Person (the “Shares Acquisition Date”), and (ii) the close of business on the tenth (10th) business day (or such later date as may be determined by the Board) after the date of the commencement of, or first public announcement of the intent of any Person (other than certain exempted persons) to commence, a tender or exchange offer the consummation of which would result in any person (other than certain exempted person) becoming an Acquiring Person (the earlier of these times is called the “Distribution Time”).

The Rights Agreement provides that an Acquiring Person does not include the Company, any subsidiary of the Company, any employee benefit plan of the Company, any subsidiary of the Company, or any entity organized to hold Common Stock pursuant to any employee benefit plan of the Company or for the purpose of funding any such plan.

The Rights Agreement provides that any person who beneficially owned 10% or more of the Common Stock immediately prior to the first public announcement of the adoption of the Rights Agreement by the Company, together with any affiliates and associates of that person, shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement unless such person or their affiliates and associates becomes the beneficial owner of one or more additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock or pursuant to a split or subdivision of the outstanding Common Stock). However, if upon acquiring beneficial ownership of one or more additional shares of Common Stock, such person does not beneficially own 10% or more of the Common Stock then outstanding, such person shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement.

C-1

The Rights Agreement also provides that certain inadvertent acquisitions will not trigger the occurrence of the Distribution Time.

The Rights Agreement provides that until the Distribution Time (or earlier redemption, exchange, or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Time (or earlier redemption, exchange, or expiration of the Rights), new Common Stock certificates issued after the close of business on the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference, and the Company will deliver a notice to that effect upon the transfer or new issuance of book entry shares. Until the Distribution Time (or earlier redemption, exchange, or expiration of the Rights), the surrender for transfer of any certificates for Common Stock or any book entry shares, with or without such notation, notice or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate or the book entry shares. As soon as practicable following the Distribution Time, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Time and such separate Right Certificates alone will evidence the Rights.

The Rights will expire at the close of business on June 29, 2027 (the “Final Expiration Time”), unless earlier redeemed or exchanged by the Company.

Each share of Series D Preferred Stock purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1 per share or, if greater, an aggregate dividend of 1,000 multiplied by the dividend, if any, declared per share of Common Stock. In the event of liquidation, dissolution, or winding up of the Company, the holders of the Series D Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share of Series D Preferred Stock (plus any accrued but unpaid dividends, but will be entitled to an aggregate payment per share of Series D Preferred Stock of 1,000 multiplied by the payment made per share of Common Stock. Each share of Series D Preferred Stock will have 1,000 votes and will vote together with the Common Stock. Finally, in the event of any merger, consolidation, or other transaction in which shares of Common Stock are exchanged, each share of Series D Preferred Stock will be entitled to receive 1,000 multiplied by the amount received per share of Common Stock. Series D Preferred Stock will not be redeemable. These rights are protected by customary antidilution provisions. Because of the nature of the Series D Preferred Stock’s dividend, liquidation, and voting rights, the value of one one-thousandth of a share of Series D Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

The Purchase Price, amount of Series D Preferred Stock, amount of Common Stock, and other securities or property issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent the dilution that may occur as a result of certain events, including: (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series D Preferred Stock; (ii) upon the grant to holders of the Series D Preferred of certain rights or warrants to subscribe for Series D Preferred Stock or convertible securities at less than the current market price of the Series D Preferred Stock; or (iii) upon the distribution to holders of the Series D Preferred Stock of evidences of indebtedness or assets (excluding dividends payable in Series D Preferred Stock) or of subscription rights or warrants (subject to certain exceptions). The Purchase Price is also subject to adjustment from time to time in the event of a Common Stock dividend on, a subdivision or split of, or a combination, consolidation, or reverse split of, the shares of Common Stock. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an increase or decrease of at least one percent (1%) in such Purchase Price.

In the event that any Person becomes an Acquiring Person and a Distribution Time occurs, then, from and after the time that the Rights are no longer redeemable by the Company, each holder of record of a Right (other than the Acquiring Person and its affiliates and associates) will thereafter have the right to receive, upon payment of the Purchase Price, that number of shares of Common Stock having a market value (as determined immediately prior to the time the Person becomes an Acquiring Person and whether or not such Right was then exercisable) equal to two times the Purchase Price. Any Rights that are or were at any time, on or after the Distribution Time, beneficially owned by an Acquiring Person or its affiliates and associates will become null and void and nontransferable.

C-2

If, at any time on or following the date that any Person becomes an Acquiring Person (i) the Company consolidates with, or merges with and into, any other person (other than a subsidiary of the Company), and the Company shall not be the continuing or surviving corporation or other entity of such consolidation or merger, (ii) any person (other than a subsidiary of the Company) consolidates with, or merges with or into, the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person (or the Company) or cash or any other property, or (iii) the Company sells or otherwise transfers (or one or more of its subsidiaries sells or otherwise transfers), in one transaction or a series of related transactions, assets, cash flow, or earning power aggregating fifty percent (50%) or more of the assets, cash flow, or earning power of the Company and its subsidiaries (taken as a whole and calculated on the basis of the Company’s most recent regularly prepared financial statements) to any person or persons (other than the Company or any subsidiary of the Company), then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the Purchase Price, a number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) having a then-current market value of twice the Purchase Price, based on the market price of such person’s stock prior to such transaction.

At any time prior to the earlier of the Distribution Time and the Final Expiration Time, the Board of Directors of the Company may, at its option, redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock, or such other form of consideration as the Board of Directors of the Company shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

At any time after the Distribution Time and prior to the time that an Acquiring Person acquires fifty percent (50%) of the Common Stock, the Board may exchange the Rights (except for Rights that have previously been voided as set forth above), in whole or in part, for Common Stock at an exchange ratio of one share of Common Stock per Right (subject to adjustment). In certain circumstances, the Company may elect to exchange the Rights for preferred stock, cash, debt or equity securities, property, or a combination thereof having a value approximately equal to one share of Common Stock.

For so long as the Rights are redeemable, the Company may in its sole discretion supplement or amend the Rights Agreement in any respect without the approval of any holders of the Rights, the Series D Preferred Stock, or the Common Stock. However, from and after the time when the Rights are no longer redeemable, the Rights Agreement may not be supplemented or amended in any manner that would (i) adversely affect the interests of the holders of Rights (other than an Acquiring Person, its affiliates and associates, and the transferees or nominees thereof, (ii) cause the Rights again to become redeemable, or (iii) cause the Rights Agreement to become amendable other than in accordance with the original amendment provisions of the Rights Agreement.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement has been, or will be, filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K. A copy of the Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference.

C-3